UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

CHIQUITA BRANDS INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHIQUITA BRANDS INTERNATIONAL, INC.

Chiquita Center

250 East Fifth Street

Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 25, 2006

Dear Shareholder:

It is my pleasure to invite you to attend the 2006 Annual Meeting of Shareholders of Chiquita Brands International, Inc.

The meeting will be held in the Continental Room of the Hilton Cincinnati Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio at 10:00 a.m. on May 25, 2006. At the meeting, you will be asked to:

(1) Elect nine directors;

(2) Approve an amendment to the Chiquita Stock and Incentive Plan to increase by 3,500,000 the number of shares authorized for issuance under the Stock Plan;

(3) Ratify the appointment of independent auditors; and

(4) Consider any other matters that may properly be brought before the meeting.

Your vote is important. To ensure that your shares are voted at the meeting, we encourage you to act promptly. You may either follow the instructions on the enclosed proxy card for internet voting or telephone voting or vote, sign, date and return the proxy card by mail.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Fernando Aguirre
Fernando Aguirre Chairman, President and Chief Executive Officer

Cincinnati, Ohio

April 18, 2006

PROXY STATEMENT

CHIQUITA BRANDS INTERNATIONAL, INC.

Annual Meeting of Shareholders

May 25, 2006

INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

We are sending you this proxy statement and the enclosed proxy card because Chiquita’s Board of Directors is soliciting your proxy to vote your shares at the 2006 Annual Meeting. At the meeting, shareholders will be asked to elect nine directors; to approve an amendment to the Chiquita Stock and Incentive Plan (the “Stock Plan”) to increase the number of shares authorized for issuance under the Stock Plan by 3,500,000 (from 5,925,926 to 9,425,926); to ratify the appointment of the Company’s auditors; and to consider any other matters that may properly be brought before the meeting. You are invited to attend the meeting where you may vote your shares directly. However, whether or not you attend the meeting, you may vote by proxy as described on the next page.

We expect to begin mailing these proxy materials on or about April 21, 2006 to shareholders of record at the close of business on April 3, 2006 (the “Record Date”).

Who Can Vote

Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the meeting. On the Record Date, there were 42,060,228 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the meeting.

Shares Held in “Street Name” — If your shares were held in the name of your broker, bank or other nominee on the Record Date, the nominee should be contacting you to seek your instructions on how to vote. If you do not instruct your nominee before the Annual Meeting how you wish to vote, then under New York Stock Exchange rules, the nominee has discretionary authority to vote your shares on certain matters, such as uncontested elections for directors and the ratification of the appointment of the Company’s independent auditors. If a nominee does not have discretionary voting authority on a matter, such as approving the increase in the number of shares under the Stock Plan the nominee is not permitted to vote on that matter unless it receives voting instructions from you. THEREFORE, YOUR PERSONAL VOTE IS VERY IMPORTANT. WE URGE YOU TO PROMPTLY PROVIDE YOUR BROKER OR OTHER NOMINEE WITH VOTING INSTRUCTIONS.

Quorum Requirement

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the shares entitled to vote at the meeting (21,030,115 shares) are present in person or by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as shares present at the meeting for purposes of establishing a quorum.

How to Vote Your Shares Held of Record

If you are a shareholder of record, you can vote before or at the Annual Meeting on the matters to be presented in any of the four ways described below. If you vote on the internet or by telephone or proxy card, you are authorizing the persons named on the enclosed proxy card (the “management proxies”) to vote your shares in the manner you direct.

•	By Internet — You may vote on the internet at www.eproxy.com/cqb/. The enclosed proxy card describes how to do this. Internet voting will close at 1:00 a.m., Eastern Time, on May 25, 2006.

•	By Telephone — You may vote by calling 1-800-560-1965 (toll free). The enclosed proxy card describes how to do this. Telephone voting will close at 1:00 a.m., Eastern Time, on May 25, 2006.

•	By Mail — You may vote by completing, signing, dating and returning the enclosed proxy card. This proxy card must be received by the close of business on May 24, 2006.

•	In Person — You may come to the Annual Meeting and cast your vote there.

Voting Authority of Management Proxies

If you vote by proxy, the management proxies will vote as directed by you. If you send in a properly executed proxy card without specific voting instructions, your shares represented by the proxy will be voted as recommended by the Board of Directors, namely:

•	FOR the election of all nine nominees for director

•	FOR the approval of the amendment to increase by 3,500,000 the shares issuable under the Company’s Stock Plan

•	FOR the ratification of the appointment of the Company’s independent auditors.

Other Business — We are not aware of any other matter that is expected to be acted on at the meeting.

How to Change or Revoke Your Proxy Vote

If you give internet or telephone voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes for the method you select. You may change or revoke your vote in any of the following ways:

•	give new voting instructions on the internet, by telephone or by mailing a proxy card with a later date;

•	notify Chiquita’s Corporate Secretary in writing that you have revoked your proxy at the address listed at the back of this proxy statement; or

•	vote in person at the Annual Meeting.

You may use any method to change your vote, regardless of the method used previously to submit your vote. The proxy tabulator will count only the most recent vote received.

How to Vote Shares Held in Chiquita’s Employee Benefit Plans

If you hold Chiquita Common Stock in one of the Company’s employee benefit plans, you cannot vote your shares directly. The Trustee for each plan must vote the shares held in the plan.

In the case of the Chiquita 401(k) Savings and Investment Plan (“401(k) Plan”) and the Chiquita Employee Stock Purchase Plan (“ESPP”), the Trustee will send you a voting instruction card, which will indicate the number of shares of Chiquita Common Stock credited to your plan account on the Record Date. If you provide voting instructions, the Trustee will vote the shares as you direct. If you do not provide voting instructions, the terms of the plans require the Trustees to vote as described below:

•	Shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as the shares in the 401(k) Plan for which voting instructions are received.

•	Shares in the ESPP for which no instructions are received will not be voted.

In accordance with the terms of the Chiquita Tropical Retirement Savings Plan, the Trustee will vote all shares held in that Plan without instructions from participants.

No voting rights attach to restricted shares granted under the Company’s Stock Plan that have been granted but are not yet vested and issued.

Method and Cost of Soliciting Proxies

We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to beneficial owners and obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so. We have also retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist us in the distribution of proxy material and solicitation of proxies. We have agreed to pay them a fee of $7,000 plus out-of-pocket expenses. Proxies also may be solicited by Chiquita’s management, without additional compensation, through the mail, in person, or by telephone or electronic means.

Admission to the Meeting

Admission to the meeting will be limited to Chiquita shareholders of record, persons holding proxies from Chiquita shareholders and beneficial owners of Chiquita Common Stock. If your shares are registered in your name, we will verify your ownership at the meeting in our list of shareholders as of the Record Date. If your shares are held through a broker or a bank, you must bring proof of your ownership of the shares. This could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the Record Date. You also may send proof of ownership to the Corporate Secretary, Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202 prior to the meeting and we will send you an admittance card.

Business to be Brought Before the Meeting

Under Chiquita’s Certificate of Incorporation, a shareholder can propose a matter for consideration at the Annual Meeting only if the shareholder properly notified Chiquita of the matter by March 27, 2006. Because Chiquita did not receive any such notices by that date, no matters proposed by shareholders may be considered at the meeting.

SECURITY OWNERSHIP OF CHIQUITA’S PRINCIPAL SHAREHOLDERS

The following table lists all the persons who were known to be beneficial owners of five percent or more of Chiquita’s Common Stock, its only voting security, based upon 42,060,228 shares outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership				Percent of Class
	Common Stock
	Shares		Warrants
Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, California 94105	5,125,428	(2)			12.2	%(2)
Amaranth LLC Amaranth Advisors L.L.C. and Nicolas M. Maounis, individually One American Lane Greenwich, CT 06831	37,500	(3)	4,475,410	(3)	10.7	%(3)
Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288	3,675,748	(4)			8.7	%(4)
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	2,776,090	(5)			6.6	%(5)
NFJ Investment Group L.P. 2100 Ross Avenue, Suite 1840 Dallas, Texas 75201	2,623,600	(6)			6.2	%(6)
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,517,276	(7)			6.0	%(7)
LSV Asset Management 1 N. Wacker Drive, Suite 4000 Chicago, IL 60606	2,201,450	(8)			5.2	%(8)

(1)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense. Shares are “beneficially owned” if a person has or shares the power (a) to vote them or direct their vote or (b) to sell them or direct their sale, even if the person has no financial interest in the shares. Also, shares that a person has the right to acquire within 60 days are considered to be “beneficially owned.”

(2)

This information is based on a Schedule 13G amendment filed with the SEC in January 2006 in which (a) Barclays Global Investors, NA reported that it has sole power to vote or direct the vote of 4,187,205 shares and to dispose or direct the disposition of 4,624,874 shares and (b) Barclays Global Fund Advisors reported that it has sole power to vote or direct the vote of 500,145 shares and to dispose or direct the disposition of 500,554 shares. According to this filing, these shares are held in trust accounts for the economic benefit of the beneficiaries of the accounts.

(3)	This information is based on a Schedule 13G filed with the SEC in February 2006 in which Amaranth LLC, Amaranth Advisors L.L.C., and Nicholas M. Maounis (collectively, “Amaranth”) reported that they have sole power to vote or direct the vote and dispose or direct the disposition of 37,500 shares as well as 4,475,410 shares that Amaranth has the right to acquire upon exercise of warrants to purchase Common Stock at $19.23 per share (“Warrants”). According to this filing, Amaranth Advisors L.L.C., as trading advisor for Amaranth LLC, and its managing member, Mr. Maounis, have investment discretion over portfolio investments held by Amaranth. The percentage set forth is based on the shares outstanding at the Record Date, plus shares that would be outstanding upon the exercise of the Warrants held by Amaranth.

(4)	This information is based on a Schedule 13G amendment filed with the SEC in February 2006 in which Wachovia Corporation, as parent holding company of Wachovia Securities LLC, Evergreen Investment Management Company, J.L. Kaplan Associates, LLC, which are investment advisors for mutual funds and other clients holding Chiquita shares, and Wachovia Bank, N.A., which holds Chiquita shares in a fiduciary capacity for customers, reported that it has sole power to vote or direct the vote of 3,670,036 shares, sole power to dispose or direct the disposition of 3,649,933 shares and shared power to dispose or direct the disposition of 799 shares.

(5)	This information is based on a Schedule 13G filed with the SEC in February 2006 in which Goldman Sachs Asset Management, L.P., an investment advisor, reported that it has sole power to vote and direct the vote of 2,255,640 shares and sole power to dispose and direct the disposition of 2,776,090 shares.

(6)	This information is based on a Schedule 13G filed with the SEC in February 2006 in which NFJ Investment Group L.P., an investment advisor, reported that it has sole power to vote and direct the vote and sole power to dispose and direct the disposition of 2,623,600 shares.

(7)	This information is based on a Schedule 13G filed with the SEC in February 2006 in which Dimensional Fund Advisors Inc., an investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts holding Chiquita shares, reported that it has sole power to vote and direct the vote and sole power to dispose and direct the disposition of 2,517,276 shares.

(8)	This information is based on a Schedule 13G filed with the SEC in February 2006 in which LSV Asset Management, an investment advisor for accounts holding Chiquita shares, reported that it has sole power to vote and direct the vote of 1,549,550 shares and sole power to dispose and direct the disposition of 2,201,450 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares of Common Stock beneficially owned as of the Record Date by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Common Stock
	Shares(1)		Percent of Class
Fernando Aguirre	270,090	(2)(3)	*
Morten Arntzen	75,048	(2)(4)	*
Jeffrey D. Benjamin	67,087	(2)(4)	*
Robert W. Fisher	64,924	(2)(4)	*
Clare M. Hasler	646	(3)	*
Roderick M. Hills	76,897	(2)(4)(5)	*
Durk I. Jager	68,111	(2)(4)	1.16%
Robert F. Kistinger	492,281	(2)(3)(6)	*
Robert W. Olson	252,201	(2)(3)(6)	*
Jaime Serra	49,057	(2)(4)	*
Steven P. Stanbrook	51,813	(2)(4)	*
Tanios Viviani	3,018	(3)	*
Jeffrey M. Zalla	85,485	(2)(3)(6)
All directors and executive officers as a group (16 persons)	1,637,863	(2)(3)(6)	3.7%

*	Less than 1% of outstanding shares.

(1)	Unless otherwise noted, each person has full voting and investment power over the shares listed.

(2)	Includes shares that may be acquired through the exercise of stock options within 60 days of April 3, 2006 in the following amounts: Mr. Aguirre, 162,500 shares; Mr. Arntzen, 50,000 shares; Mr. Benjamin, 50,000 shares; Mr. Fisher, 50,000 shares; Mr. Hills, 50,000 shares; Mr. Jager, 37,500 shares; Mr. Kistinger, 450,000 shares; Mr. Olson, 225,000 shares; Mr. Serra, 37,500 shares; Mr. Stanbrook, 37,500 shares; Mr. Zalla, 75,000 shares; and all directors and executive officers as a group, 1,297,500 shares.

(3)	Does not include shares of restricted stock that will vest more than 60 days after April 3, 2006 in the following amounts: Mr. Aguirre, 200,000 shares; Dr. Hasler, 10,000 shares; Mr. Kistinger, 111,350 shares; Mr. Olson, 59,639 shares; Mr. Viviani, 57,537 shares; Mr. Zalla, 37,889 shares; and all directors and executive officers as a group, 547,289 shares.

(4)	Includes 10,000 shares of restricted stock granted to each of Messrs. Arntzen, Benjamin, Fisher and Hills, and 7,500 shares granted to each of Messrs. Jager, Serra and Stanbrook, that are deliverable when the recipient ceases to be a non-employee director. Also includes, for the following directors, the following number of whole shares held as of the Record Date pursuant to the Directors Deferred Compensation Program: Mr. Arntzen, 6,174 shares; Mr. Benjamin, 5,213 shares; and Mr. Jager, 7,420 shares.

(5)	Includes 3,685 shares held by a family partnership and 1,600 shares held in Mr. Hills’ account for the benefit of a relative, over all of which Mr. Hills has sole voting and dispositive power.

(6)	Includes the following number of shares issuable upon the exercise of warrants to purchase Chiquita Common Stock: Mr. Kistinger, 3,806 shares; Mr. Olson, 1,925 shares; Mr. Zalla, 1,110 shares; and all current directors and executive officers as a group, 8,842 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Chiquita’s executive officers and directors and persons who own more than 10% of any class of its equity securities to file forms with the SEC and the New York Stock Exchange to report their ownership and any changes in their ownership of Chiquita equity securities. These persons must also provide Chiquita with copies of these reports when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, Chiquita believes that, except as described below, all Section 16(a) filing requirements were complied with during and for 2005. The following reports were inadvertently filed after the due date by the Company’s administrative staff which takes responsibility for filing Section 16(a) reports for its executive officers and directors: one late Form 4 for each of Messrs. Arntzen, Benjamin and Jager reporting three transactions involving the conversion of dividends received on stock units in the Directors Deferred Compensation Plan into additional stock units; and, due to a formula miscalculation by the Company’s administrative staff, two late Form 4’s for Mr. Aguirre reporting the vesting of performance-based restricted stock.

DISCUSSION OF PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors currently is comprised of nine members, each of whom has been nominated by the Board of Directors for election at the Annual Meeting. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected. If you elect them, they will hold office until the next annual meeting or until their successors have been elected and qualified. No shareholder may vote for more than nine nominees. We are not aware of any reason why any nominee would be unable to serve as a director if elected. However, if any nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

Under Chiquita’s Certificate of Incorporation, a shareholder can make a nomination for director at the Annual Meeting only if the shareholder properly notified Chiquita of the proposed nomination by March 27, 2006. Because Chiquita did not receive notice of any nominations by that date, no nominations by shareholders may be considered at the Annual Meeting.

Information About Nominees For Director

The nine nominees for election as directors are as follows:

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

Fernando Aguirre Age 48 Director since January 2004	Executive (Chair)	Mr. Aguirre has been Chiquita’s President and Chief Executive Officer since January 2004 and its Chairman since May 2004. From July 2002 to January 2004 he served as President, Special Projects for The Procter & Gamble Company (“P&G”), a manufacturer and distributor of consumer products, and from July 2000 to June 2002 he was President of the Global Feminine Care business unit of P&G. From July 1999 to June 2000 he was Vice President of P&G’s Global Snacks and U.S. Food Products business units, and from January 1996 to June 1999 he was President of P&G Mexico, Vice President of Laundry & Cleaning Products, Latin America and Regional Vice President, Latin America, North. Prior to that, Mr. Aguirre had served P&G in various capacities since 1980. Mr. Aguirre is also a director of Coca-Cola Enterprises Inc.

Morten Arntzen Age 51 Director since March 2002	Nominating & Governance (Chair); Audit; Executive	Mr. Arntzen has been President and Chief Executive Officer of Overseas Shipholding Group, Inc. (“OSG”), a company that owns and operates oceangoing vessels, since January 2004. From November 1997 until December 2003, he was Chief Executive Officer of American Marine Advisors, a merchant banking firm focused on the global shipping industry. Mr. Arntzen is also a director of OSG.

Jeffrey D. Benjamin Age 44 Director since March 2002	Audit; Compensation & Organization Development	Mr. Benjamin has been Senior Advisor to Apollo Management, L.P., a private investment firm, since September 2002. From January 2002 until September 2002, he was Managing Director of Libra Securities LLC, an investment banking firm. Previously, he served as Co-Chief Executive Officer of U.S. Bancorp Libra, an investment banking firm, from January 1999 until December 2001. Mr. Benjamin is also a director of Dade Behring Holdings, Inc., NTL Incorporated, and EXCO Resources, Inc.

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

Robert W. Fisher Age 68 Director since March 2002	Audit; Compensation & Organization Development; Executive	Mr. Fisher served as Chiquita’s Acting Chief Operating Officer from March 2002 to August 2002. Since 1998, he has been a private investor. From 1991 to 1993 and from 1996 to 1998, Mr. Fisher served as Chief Operating Officer of The Noboa Group’s banana operations. He was President and a director of Geest Banana Company from 1993 to 1995. Prior to joining The Noboa Group, Mr. Fisher spent 25 years at Dole Food Company, including the last four years as its President.

Clare M. Hasler Age 48 Director since October 2005	Compensation & Organization Development	Dr. Hasler has been Executive Director of the Robert Mondavi Institute for Wine and Food Science at the University of California, Davis since February 2004. From October 1992 to July 2000, she served as Director of the Functional Foods for Health Program at the University of Illinois (both the Urbana-Champaign and Chicago campuses). From January 1997 to January 2004 she was assistant professor in the Department of Food and Science and Human Nutrition at the University of Illinois at Urbana-Champaign. Dr. Hasler also served from July 2000 to January 2003 as the Associate Director of Outreach and Industry Relations for the Functional Foods for Health Program. Dr. Hasler holds a dual doctoral degree in environmental toxicology and human nutrition.

Roderick M. Hills Age 75 Director since March 2002	Audit (Chair); Executive; Nominating & Governance	Mr. Hills has been Chairman of Hills Enterprises, Ltd. (formerly the Manchester Group), an investment consulting firm, since 1987. He is also Co-Chair of the Committee for Economic Development. Mr. Hills is also Chair of the Hills Governance Program, at the Center for Strategic and International Studies, a program which he established in 2003. Mr. Hills has practiced law as a partner in Hills & Stern since 1995. He served as Counsel to President Ford in 1975 and was Chairman of the Securities and Exchange Commission from 1975 to 1977.

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

Durk I. Jager Age 62 Director since December 2002	Audit; Nominating & Governance	Mr. Jager has been a private investor and consultant since July 2000. He was Chairman of the Board of P&G from September 1999 to July 2000 and was P&G’s Chief Executive Officer from January 1999 until July 2000. Mr. Jager served P&G as President from 1995 to July 2000, and in various other capacities from 1970 to 1995. Mr. Jager is also a director of Eastman Kodak Company and Polycom, Inc., a member of the Supervisory Board of Royal KPN and chairman of the supervisory board of Royal Wessanen NV.

Jaime Serra Age 55 Director since January 2003	Compensation & Organization Development; Nominating & Governance	Mr. Serra has been senior partner of Serra Associates International, a consulting firm in law and economics based in Mexico City, since 1996. Prior to forming Serra Associates, Mr. Serra served as Mexico’s Secretary of Finance during 1994 and Secretary of Trade and Industry from 1988 to 1994, during which time he was Mexico’s principal negotiator of the North American Free Trade Agreement. Mr. Serra is also a director of The Mexico Fund, Inc., Grupo Modelo, Vitro, S.A. de C.V. and Tenaris.

Steven P. Stanbrook Age 48 Director since December 2002	Compensation & Organization Development (Chair); Executive	Mr. Stanbrook has been President, Asia and Americas of S.C. Johnson & Son, Inc., a manufacturer of consumer products, since January 2005. From January 2003 to December 2004 he was President, Asia and from 1996 to December 2002, Mr. Stanbrook was President of S.C. Johnson’s business in Europe, Africa and Near East. Prior to joining S.C. Johnson, Mr. Stanbrook was President - International of CompuServe, Inc. Prior to that he held various international management positions at Sara Lee Corporation, including President and Chief Executive Officer of Sara Lee Bakery. Mr. Stanbrook is also a director of Hewitt Associates.

Vote Required to Elect Directors

The nine nominees who receive the highest number of votes cast (a plurality) will be elected as directors. There is no provision for cumulative voting in the election of directors. If you do not vote for a particular nominee, or if you indicate “withhold authority” to vote for a particular nominee, your vote will not count “for” the nominee; however, your vote will be counted for purposes of determining a quorum, as described on page 2.

On April 6, 2006, the Company’s Board of Directors amended its Governance Standards and Policies to include a “majority vote policy.” Under this policy, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

The Nominating & Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Nominating & Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating & Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Nominating & Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

PROPOSAL 2: APPROVE AMENDMENT TO THE CHIQUITA STOCK AND INCENTIVE PLAN

Shareholders are being asked to approve an amendment to the Chiquita Stock and Incentive Plan (the “Stock Plan”). The Stock Plan originally became effective on March 19, 2002 and authorized the issuance of 5,925,926 shares. On April 6, 2006 the Company’s Board of Directors adopted an amendment (the “Amendment”) to the Stock Plan, subject to approval by the Company’s shareholders at the Annual Meeting, to increase the number of shares of Chiquita Common Stock authorized for issuance under the Stock Plan by 3,500,000 (from 5,925,926 to 9,425,926).

As of April 6, 2006, approximately 206,000 shares of Common Stock remained available for future grants under the Stock Plan. The Amendment will increase this number by 3,500,000 shares.

The Board and management believe that equity-based compensation is necessary to provide meaningful incentives to executives to maximize shareholder value and to maintain competitive pay practices. Without the Amendment, the Company believes that there will not be sufficient shares to implement appropriate equity-based compensation awards and opportunities for its key employees. In this regard, as discussed in the “Report of Compensation &

Organization Development Committee on Executive Compensation” appearing later in this Proxy Statement, the Company’s establishment of Stock Plan award opportunities for share grants under its 2006-08 Long-Term Incentive Program Terms, based on financial performance during those years, is subject to approval of the Amendment at the Annual Meeting. If the Amendment is not approved, these award opportunities will not take effect.

Summary of the Stock Plan

The following is a summary of certain important features of the amended Stock Plan, the full text of which is set forth as Appendix A to this Proxy Statement.

If shareholders approve the Amendment, the Company intends to promptly file a registration statement on Form S-8 with the SEC registering the additional shares under the Securities Act of 1933, as amended.

Purpose. The purpose of the Stock Plan is to promote the long-term growth and success of the Company by (1) enabling the Company to compete successfully in attracting and retaining employees, directors (and certain consultants and advisors) of outstanding ability, (2) stimulating the efforts of these persons to achieve the Company’s objectives and (3) encouraging the alignment of their interests with those of the Company’s shareholders. Also, the name of the Stock Plan has been changed from the “Chiquita 2002 Stock Option and Incentive Plan” to the “Chiquita Stock and Incentive Plan.” This change reflects the fact that the Stock Plan provides for various types of awards other than stock options, including annual cash bonuses, and that, given current accounting requirements, the Company anticipates fewer stock options will be awarded in the future.

Shares Available. Subject to adjustment for changes in capitalization (and prior to the Amendment), the maximum number of shares of Common Stock which are authorized under the Stock Plan is 5,925,926. The Amendment will increase this number by 3,500,000 shares. The maximum number of Stock Appreciation Rights (“SAR”) units which may be granted under the Stock Plan is 500,000. Any shares unissued or undelivered pursuant to awards which expire, terminate or are forfeited may be re-used for future grants under the Stock Plan. As of April 6, 2006, 1,020,781 shares of restricted stock, Non-Qualified Stock Options for 1,985,315 shares, and SAR units relating to 22,000 shares of Common Stock were outstanding under the Stock Plan and 2,759,538 shares had been issued as a result of prior grants under the Stock Plan. There are no Incentive Stock Options outstanding under the Stock Plan. Options outstanding as of April 6, 2006 had a weighted average remaining term of 6.2 years and a weighted average exercise price of $16.60 per share.

Maximum Awards Per Individual. The number of shares of Common Stock which may be subject to options, together with the number of SAR units, granted under the Stock Plan to any one individual may not exceed 2 million during any one calendar-year period. The Stock Plan provides that no more than 500,000 shares of Common Stock may be issued in payment of Performance Awards denominated in shares, and no more than $5 million in cash (or fair market value, if paid in shares) may be paid pursuant to Performance Awards denominated in dollars, granted to any one individual during any one calendar-year period if the awards are intended to qualify as “performance-based compensation.”

Administration. The Stock Plan is required to be administered by a committee (the “Committee”) of two or more directors, each of whom is a “non-employee” director under Securities and Exchange Commission Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). The Stock Plan is administered by the Board’s Compensation & Organization Development Committee, all of the members of which satisfy these criteria. The Committee may delegate its authority to one or more executive officers of the Company; however, only the Committee may grant awards to executive officers of the Company and determine the terms and conditions of those awards. References to the Committee throughout this summary include any executive officer who has been delegated authority by the Committee, except where such references relate to awards to executive officers of the Company.

Eligibility. Employees (including officers and persons who have accepted offers of employment from the Company or a subsidiary), directors, and certain advisors and consultants to the Company and its subsidiaries are eligible to be selected to participate in the Stock Plan. There is no limit to the number of participants in the Stock Plan and participation is based on selection by the Committee. There currently are approximately 277 participants in the Stock Plan. No awards have been granted to any advisors or consultants under the Stock Plan and there are no current plans to do so.

Duration of the Stock Plan. The Stock Plan will continue in effect until terminated by the Board; however, no Incentive Stock Options may be granted under the Stock Plan after March 18, 2012.

Types of Awards. The Stock Plan provides for the grant of the following types of awards: (1) stock options, including Incentive Stock Options, Non-Qualified Stock Options and Replacement Options; (2) SARs; (3) stock awards, including restricted and unrestricted awards of stock; and (4) Performance Awards (cash or shares). Awards may be granted singly, in combination or in tandem, as determined by the Committee. Except to the extent provided by law, awards generally are non-transferable. However, the Committee may provide at the time of grant that a participant may transfer a Non-Qualified Stock Option, SAR, restricted stock award or Performance Award to members of his or her immediate family for no consideration.

Stock Options. Options to purchase shares of the Company’s Common Stock permit the holder to purchase a fixed number of shares at a fixed price. At the time a stock option is granted, the Committee determines the number of shares subject to the option, the term of the option (up to 10 years), the vesting (when the option becomes exercisable), the price per share of stock that a participant must pay to exercise the option and any other terms and conditions of the option. No option may be granted to any person with an exercise price per share that is less than 100% of fair market value on the date of grant. Incentive Stock Options may only be granted to employees of the Company and its subsidiaries and must otherwise comply with the requirements of Section 422 of the Code. For purposes of the Stock Plan, fair market value means the average of the high and low selling prices of a share of Common Stock on the NYSE Composite Tape. On April 6, 2006, the fair market value of a share of Common Stock was $16.545.

The exercise price of a stock option may be paid by a participant in cash or, in whole or part, in shares of Common Stock owned by the participant for at least six months. Subject to restrictions of applicable law, a participant may elect to pay an option’s exercise price by authorizing a broker to sell all or a portion of the shares to be issued upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding amounts.

When an option is granted, the Committee may include a right to acquire a Replacement Option if, while still employed, the employee exercises the option and uses then-owned Common Stock to pay the exercise price. A Replacement Option grants the participant the right to purchase, at the fair market value as of the date of exercise of the original option, a number of shares of Common Stock not to exceed the number of shares used by the participant (1) to pay the exercise price and (2) to satisfy applicable withholding taxes on the transaction. A Replacement Option may not become exercisable earlier than one year following the date of grant, and its term may not extend beyond the term of the original option. There are no present plans to grant any Replacement Options under the Stock Plan.

Stock Appreciation Rights. A SAR is a right to receive payment, in cash, shares of Common Stock or a combination of the two, equal to the excess of (1) the fair market value of a share of Common Stock on the date of exercise over (2) the price per share of Common Stock established in connection with the grant of the SAR (the “reference price”), which must be at least 100% of the Common Stock’s fair market value on the date of grant. A SAR is exercisable as provided by the Committee and may have a term no longer than 10 years from its date of grant.

Stock Awards. Stock awards are grants of shares of Common Stock which may be restricted (i.e., subject to a service-based vesting restriction, holding period restriction or other conditions before ownership vests or before shares are required to be issued) or unrestricted. The Committee determines the amounts, terms and conditions of the awards, including the price to be paid, if any, for restricted awards and contingencies related to the attainment of specified performance goals or continued employment or service. Participants receiving restricted stock awards that provide for the issuance of shares upon vesting are not entitled to dividend or voting rights on the shares before they are issued.

Performance Awards. Performance Awards are the right to receive cash, Common Stock or both, at the end of a specified performance period, subject to satisfaction of the performance criteria and any vesting conditions established for the award. A Performance Award payable in shares of Common Stock does not include dividend or voting rights until vested and issued.

Performance-Based Compensation. Under Code Section 162(m), an income tax deduction generally is not available to a public corporation for annual compensation in excess of $1 million paid to the chief executive officer and any of the other four most highly compensated executive officers unless the compensation is “performance-based.” Stock options and SARs are

“performance-based” if their exercise or reference prices are equal to at least 100% of the Common Stock’s fair market value at the time of grant. To be “qualified performance-based compensation” within the meaning of Section 162(m), other awards under the Stock Plan must be conditioned on the achievement of one or more objective performance goals. The Stock Plan provides that the performance goals set by the Committee for these awards must be based on any one or more of the following performance measures, as selected by the Committee and applied to the Company as a whole or to individual units, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) appreciation in the fair market value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including net income); (xii) operating income (including net operating income); (xiii) operating profit (including net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share. In addition to performance awards that are qualified performance-based compensation under Section 162(m), the Committee may grant performance awards that are not intended to be so qualified. Such awards may be conditioned on such other performance goals, factors and criteria as the Committee determines.

Other Terms of Awards. The Committee may establish other terms, conditions or limitations of an award, so long as they are not inconsistent with the Stock Plan. Awards under the Stock Plan may vest early or be forfeited in certain circumstances. Except as provided by the Committee, an outstanding award will be forfeited upon termination of employment for cause (as defined in the Stock Plan) or if, following a termination of employment for any other reason, the participant engages in any act which would have warranted termination for cause. Unless the Committee determines otherwise at the time of grant, in the event of death, disability or retirement, awards will vest in full and stock options and SARs will be exercisable (a) for three years after the termination of employment or service or (b) until the expiration of the original term of the awards, whichever period is shorter. Except as set forth under “Change in Control, Merger or Sale” below, in the event of termination of employment or service for any other reason (unless the Committee determines otherwise at the time of grant), awards that are not vested at the date of termination will be forfeited and options and SARs that are vested at the date of termination must be exercised within 90 days after the date of termination (or the expiration of the award, if sooner) or they also will be forfeited. If, however, the participant dies during this 90 day period, the award will remain exercisable for one year from the date of death, unless it expires earlier.

Deferrals. The issuance or delivery of shares or cash pursuant to the exercise of an option or SAR may be deferred beyond exercise. With respect to restricted and unrestricted stock awards and performance awards, the issuance or delivery of shares or cash pursuant to such awards may be delayed or deferred for such periods and upon such terms and conditions as the Committee and participant determine, but not in contravention of Section 409A of the Code. Section 409A, enacted in 2004, and its implementing regulations impose new rules related to deferred compensation arrangements. Other changes have been made to the Stock Plan so that awards will be compliant with, or exempt from, Section 409A.

Repricing, Exchange and Repurchase of Awards. Without shareholder approval and the consent of each affected participant, the Stock Plan does not permit (i) any decrease in the exercise price, reference price or other purchase price of an award or any other decrease in the pricing of an outstanding award, (ii) the issuance of any substitute option or SAR with a lower exercise price or reference price than that of an existing option or SAR which is forfeited or cancelled in exchange for the substitute option or SAR, or (iii) the repurchase by the Company of any option or SAR with an exercise price or reference price above fair market value at the time of such repurchase.

Annual Bonus Program and Long-Term Incentive Program (Supplements A and B to the Stock Plan). The Annual Bonus Program and the Long-Term Incentive Program contain provisions intended to satisfy the requirements of Section 162(m) of the Code discussed above. These Programs permit the distribution of cash or shares of Common Stock, subject to the terms, conditions and limitations of the Stock Plan.

A participant in either program must be employed by the Company on the last day of a performance period to be entitled to an award for the period under that program. However, if a participant’s employment is terminated by the Company for any reason other than cause, the award will be determined as though the participant were employed on the last day of the period, subject to reduction in the sole discretion of the Committee. Depending on the circumstances, the Committee would normally be expected to exercise this discretion.

Change in Control, Merger or Sale. Except as otherwise provided by the Committee at the time of grant, in the event of a Change in Control, all awards outstanding on the date of the Change in Control (other than those subject to unsatisfied performance criteria) will become fully vested. If an employee’s employment is terminated by the Company or a subsidiary for any reason other than cause within one year after a Change in Control, all vested stock options and SARs held by the employee upon termination of employment will be exercisable for one year or until expiration of the original term of the award, whichever period is shorter.

A Change in Control occurs when: (1) a person or group (other than an underwriter temporarily holding securities, or the Company) acquires beneficial ownership of 30% or more of the voting power of the Company’s voting securities; (2) during any two-year period, the members of the Company’s Board of Directors at the beginning of the period (together with those directors elected to the Board with the approval of at least two-thirds of the initial or similarly elected directors) no longer constitute a majority of the Board; or (3) immediately after any merger or consolidation of the Company, or sale of all or substantially all of its assets, in which outstanding awards are assumed by the surviving or acquiring entity, the voting securities of the Company that were outstanding immediately before the transaction represent less than 50% of the voting power of the surviving or acquiring entity.

If a merger, consolidation or sale of all or substantially all of the Company’s assets is proposed and provision is not made for the surviving entity to assume outstanding stock awards, or in the event of a proposal to dissolve or liquidate the Company, all awards (other than awards containing unsatisfied performance criteria) will become 100% vested. Holders of stock options and SARs will be provided the opportunity to exercise their awards conditioned on the transaction actually occurring and will be allowed to defer payment of the exercise price until after the closing of the transaction. Stock options and SARs not exercised prior to completion of the transaction will terminate. If the transaction is not completed, the conditional exercises, and the accelerated vesting of any award, will be annulled.

Reimbursement of Taxes. At its discretion, the Committee may authorize the Company or a subsidiary to reimburse a participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an award issued under this Stock Plan.

Termination and Amendment. The Board may amend the Stock Plan at any time but may not adopt any amendment which would impair the rights of a participant with respect to awards granted prior to the amendment without his or her consent. In addition, no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares available for awards under the Stock Plan or increase the maximum number of shares or amount of cash which may be awarded to any individual, or if such approval is required pursuant to applicable requirements of the Code, the Securities Exchange Act of 1934 or the listing requirements of any stock exchange on which the Common Stock is traded.

Federal Tax Treatment. The following is a brief summary of the principal U.S. federal income tax consequences generally arising with respect to transactions involving awards under the Stock Plan, based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences or the tax consequences that result in the case of transactions involving awards to employees of non-U.S. subsidiaries of the Company or non-U.S. employees of the Company or any subsidiary, which may be substantially different.

Non-Qualified Stock Options. The Stock Plan provides that only Non-Qualified Stock Options with an exercise price equal to the fair market value of Common Stock on the date of grant may be granted to participants. Generally, a participant will not recognize taxable income on the grant of a Non-Qualified Stock Option, but upon the exercise of a Non-Qualified Stock Option a participant will recognize ordinary income in an amount equal to the difference between the option cost (the number of shares purchased multiplied by the exercise price per share) and the fair market value of the shares received on the date of exercise. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Incentive Stock Options. A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant. If the participant exercises an Incentive Stock Option and does not dispose of the shares acquired before the later of (a) two years after the date of grant, or (b) one year after the date of exercise of the option, the participant will be entitled to treat any gain or loss realized on a subsequent disposition of the shares as a long-term capital gain or loss (instead of ordinary income), and the Company will not be entitled to a deduction by reason of the grant or exercise of the Incentive Stock Option. In this case, the amount of the participant’s gain or loss upon the subsequent disposition will be equal to the difference between the amount realized on the disposition and the participant’s basis in the shares acquired. On the other hand, if the participant sells or otherwise disposes of the shares acquired upon exercise before the lapse of either required minimum holding period, such “disqualifying disposition” will result in the participant recognizing ordinary income at the time of the sale or disposition equal to the lesser of (1) the excess of the fair market value of the shares acquired on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon the disqualifying disposition of the shares over the exercise price. Additionally, the exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a corresponding deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights. The Stock Plan provides that only SARs with a reference price equal to the fair market value of Common Stock on the date of grant may be granted to participants. Generally, the grant of a SAR produces no U.S. federal tax consequences for the participant, but the exercise of a SAR results in the recognition of ordinary income by the participant in an amount equal to the difference between the amount, if any, paid by the participant in connection with the exercise of the SAR and the fair market value of the shares received from the exercise of the SAR as of the date of exercise. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, upon the exercise of a SAR, the Company will ordinarily be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.

Restricted Stock Issued Upon Grant. A participant who is granted an award of restricted shares of Common Stock generally does not recognize taxable income at the time of the grant, and the Company is not entitled to a tax deduction at that time, unless the participant elects to be taxed at the time of the award by making an election under Section 83(b) of the Code within 30 days of the grant date. When the restrictions applicable to the shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on vested and issued restricted shares of Common Stock will be taxable to the participant as ordinary income and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will be entitled to a deduction for dividends paid on restricted shares of Common Stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which is subject to the same rate as capital gains income.

Restricted Stock Issued Upon Vesting. A participant who is granted an award of restricted shares that are delivered upon the lapsing of restrictions set forth in the award generally will not recognize taxable income on the grant of the award until the unrestricted shares are delivered. The amount of this ordinary income will be the fair market value of the shares of Common Stock on the date of delivery. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

If the shares delivered upon vesting are subject to a substantial risk of forfeiture, such award of restricted shares is treated for federal income tax purposes in substantially the same manner as Restricted Stock Issued Upon Grant described above.

Unrestricted Stock. The grant of an award of unrestricted Common Stock has immediate tax consequences for both the participant and the Company. The participant will recognize ordinary income on the grant of unrestricted stock in an amount equal to the then fair market value of the Common Stock awarded less any amount paid for the shares, and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Performance Awards. A participant who is granted a Performance Award does not realize taxable income at the time of the grant, and the Company is not entitled to a tax deduction at that time. A participant recognizes ordinary income when the award is paid in an amount equal to the amount of cash paid, the fair market value of shares delivered or a combination of both and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a corresponding tax deduction at the same time and in the amounts as the ordinary income recognized by the participant.

Withholding. The Company and each subsidiary that participates in the Stock Plan retain the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Stock Plan.

Certain Limitations on Deductibility of Executive Compensation. As described under “Performance-Based Compensation,” Code Section 162(m) limits the Company’s deduction for compensation paid to certain executive officers. The Stock Plan is designed so that stock options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption.

The accelerated vesting of awards under the Stock Plan upon a Change in Control of the Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.

New Stock Plan Benefits

The following table sets forth the benefits that were received by each of the following persons and groups as a result of the Stock Plan being in effect during 2005:

Name/Position	Number of Shares
	LTIP Awards for 2005	2005 Restricted Stock Awards
Fernando Aguirre Chairman of the Board, President and Chief Executive Officer	-0-	-0-
Robert F. Kistinger President and Chief Operating Officer, Chiquita Fresh Group	82,854(1)	28,496(1)
Robert W. Olson Senior Vice President, General Counsel and Secretary	52,040(1)	7,599(1)
Tanios Viviani President, Fresh Express Group	34,100(1)	12,918(1)
Jeffrey M. Zalla Senior Vice President and Chief Financial Officer	26,110(1)	11,779(1)
All current executive officers as a group	240,812	84,708
All current directors who are not executive officers as a group	-0-	27,500
All employees who are not executive officers as a group	154,584	179,332

(1)	See the “Report of Compensation & Organization Development Committee on Executive Compensation” for a discussion of these awards, which were made in or for 2005.

The benefits that may be received by or allocated to Stock Plan participants if the Amendment is approved are not yet determinable. However, see the “Report of Compensation & Organization Development Committee on Executive Compensation” appearing later in this Proxy Statement for a discussion of target award opportunities established under the Company’s 2006-2008 Long-Term Incentive Program Terms, which were established pursuant to the provisions of the Stock Plan. Such award opportunities are subject to approval of the Amendment at the Annual Meeting.

Vote Required to Approve the Amendment to the Chiquita Stock and Incentive Plan:

The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the meeting is required to approve the Amendment to the Stock Plan.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

In accordance with its charter, the Audit Committee has selected Ernst & Young LLP, independent registered public accountants, to audit the Company’s consolidated financial statements for the year 2006. Ernst & Young served as Chiquita’s independent auditors in 2005. In furtherance of corporate governance objectives, the Company has chosen to submit the appointment of Ernst & Young for shareholder ratification.

In the event shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.

One or more representatives of Ernst & Young will be present at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Vote Required to Ratify the Appointment of Ernst & Young

The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of Ernst & Young.

The Board of Directors recommends a vote “FOR” this proposal.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Governance

The Board of Directors has adopted Board governance standards and policies. The Company also has a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. In addition, the Board has adopted a charter for each of the Audit Committee, the Compensation & Organization Development Committee and the Nominating & Governance Committee. The Board governance policies, Code of Conduct and committee charters are available on the Company’s website at www.chiquita.com by clicking on “Investors” and “Governance.” You may request a copy of any of these documents to be mailed to you as described on page 47 of this proxy statement. Any amendments to, or waivers from, the Code of Conduct that apply to the Company’s principal executive and financial officers will be posted on the Company’s website.

New York Stock Exchange (“NYSE”) rules require a majority of the board of directors of a listed company to be “independent.” The Board has determined that the following directors are “independent” as defined by the NYSE: Mr. Arntzen, Mr. Benjamin, Mr. Fisher, Dr. Hasler, Mr. Hills, Mr. Jager, Mr. Serra and Mr. Stanbrook. This determination was based on the absence of any relationship known to the Board between any of these directors and the Company (other than as a director and shareholder).

In accordance with the Board’s governance standards and policies, as Mr. Hills neared his 75th birthday, he offered his resignation for consideration by the other directors. The other directors did not accept the offer, having determined that it is in the best interests of the Company for Mr. Hills to remain on the Board.

Meetings of the Board and Attendance at Meetings

Under the Board’s governance standards and policies, directors are expected to attend all scheduled Board and committee meetings. During 2005, the Board of Directors held seven meetings and took action by unanimous written consent five times. Each director serving on the Board of Directors in 2005 attended at least 75% of the meetings of the Board and of each committee on which he or she served.

The independent directors generally meet in conjunction with each regularly scheduled Board meeting in a separate “executive session.” The Chair of the Nominating & Governance Committee, currently Mr. Arntzen, presides at all of these sessions.

Directors are also expected to attend the Annual Meeting of Shareholders. Last year, all of the directors then serving on the Board attended the Annual Meeting.

Committees of the Board

Chiquita’s Board of Directors has four standing committees: Executive, Audit, Compensation & Organization Development and Nominating & Governance. Each of the latter three committees is comprised solely of directors who are “independent” as defined by NYSE rules.

Executive Committee. Under New Jersey law and Chiquita’s By-laws, the Executive Committee may exercise all of the authority of the Board of Directors except for the following: changing the By-laws; changing directors; removing officers; submitting matters to shareholders for their approval; and changing resolutions adopted by the Board which by their terms may be amended only by the Board. The current members of the Executive Committee are Mr. Aguirre (Chair), Mr. Arntzen, Mr. Fisher, Mr. Hills and Mr. Stanbrook. The Executive Committee did not meet or act during 2005.

Audit Committee. The current members of the Audit Committee are Mr. Hills (Chair), Mr. Arntzen, Mr. Benjamin, Mr. Fisher (since April 7, 2005) and Mr. Jager (since September 22, 2005). The Board has determined that Mr. Hills is an “audit committee financial expert” as defined by SEC rules.

The functions of the Audit Committee include:

•	appointing and replacing Chiquita’s independent auditors

•	approving all fees and all audit and non-audit services of the independent auditors

•	annually reviewing the independence of the independent auditors

•	assessing annual audit results

•	periodically reassessing the effectiveness of the independent auditors

•	reviewing Chiquita’s financial and accounting policies and its annual and quarterly financial statements

•	reviewing the adequacy and effectiveness of Chiquita’s internal accounting controls and the internal audit function

•	overseeing the Company’s programs for compliance with laws, regulations and Company policies

•	considering any requests for waivers from the Code of Conduct for executive officers and directors (any such waivers being subject to Board approval)

•	in connection with the foregoing, meeting with the independent auditors, internal auditors and Chiquita’s financial management.

During 2005, the Audit Committee held nine meetings.

Audit Committee Report for 2005

In addition to other activities, the Committee:

•	reviewed and discussed with management the Company’s audited consolidated financial statements and its assessment of the Company’s internal control over financial reporting for 2005;

•	discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including significant accounting policies, management’s judgments and accounting estimates, Ernst & Young’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting and Ernst & Young’s evaluation of the Company’s internal control over financial reporting;

•	received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants’ independence from the Company and its subsidiaries, and discussed with Ernst & Young their independence;

•	reviewed the provision of non-audit services rendered to the Company by Ernst & Young in 2005 and determined that the provision of such services was compatible with maintaining their independence; and

•	reviewed and discussed with management an external quality assessment of the Company’s internal audit function conducted by an independent firm engaged by the Committee.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

April 6, 2006
Roderick M. Hills, Chair
Morten Arntzen
Jeffrey D. Benjamin
Robert W. Fisher
Durk I. Jager

Compensation & Organization Development Committee. Current members of the Compensation & Organization Development Committee are Mr. Stanbrook (Chair), Mr. Benjamin, Mr. Fisher (since April 7, 2005), Dr. Hasler (since November 17, 2005) and Mr. Serra. The functions of the Compensation & Organization Development Committee include:

•	evaluating the performance, and reviewing and approving all compensation, of Chiquita’s executive officers

•	making recommendations to the Board with respect to incentive compensation and equity-based plans

•	overseeing the Company’s leadership and organization development, including succession planning

•	administering Chiquita’s Stock Plan.

During 2005, the Compensation Committee held five meetings and took action by unanimous written consent six times. The Committee’s Report on Executive Compensation for 2005 can be found on page 37.

Nominating & Governance Committee. The current members of the Nominating & Governance Committee are Mr. Arntzen (Chair), Mr. Hills, Mr. Jager and Mr. Serra. The functions of the Nominating & Governance Committee include:

•	identifying and recommending to the Board of Directors qualified candidates to fill vacancies on the Board

•	recommending to the Board candidates to be nominated for election as directors at annual meetings of shareholders

•	identifying, if requested by the Board, potential candidates for the position of Chief Executive Officer

•	recommending to the Board the members of each committee of the Board

•	reviewing and reassessing, at least annually, the Board’s governance policies

•	overseeing the annual evaluations of the Board and its committees

•	reviewing and making recommendations to the Board regarding director compensation

•	reviewing public policy matters of importance to the Company’s stakeholders, including oversight of the Company’s corporate responsibility program.

During 2005, the Nominating & Governance Committee held three meetings.

The Nominating & Governance Committee will consider shareholder suggestions and recommendations of nominees for director. Recommendations may be submitted to the Nominating & Governance Committee, c/o Corporate Secretary of Chiquita, 250 East Fifth Street, Cincinnati, Ohio 45202. To have a candidate considered by the Nominating & Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of his or her ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

Recommendations received by the Corporate Secretary’s office by December 31 of any year will be considered by the Committee at a regular meeting in the following year, preceding the mailing of proxy materials to shareholders for that year’s annual meeting. The Company did not receive any recommendations from shareholders during 2005.

In considering candidates submitted by shareholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Board and the Nominating & Governance Committee believe that the minimum qualifications for serving as a director of the Company are that a nominee:

•	demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and

•	have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

Whenever a specific need or opportunity to add an additional director arises, the Board will approve specific criteria for the Committee to use in evaluating potential candidates.

In addition to considering candidates recommended by shareholders, the Nominating & Governance Committee identifies potential nominees by asking current directors to notify the Committee if they become aware of persons meeting the criteria described above who might be available to serve on the Board. From time to time, the Nominating & Governance Committee engages firms that specialize in identifying director candidates. Once an individual has been identified by the Nominating & Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the individual and, if the Committee determines that the candidate warrants further consideration, may contact the individual to ascertain his or her interest in potential service on the Board. Generally, if the individual expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews the individual qualifications, particularly in light of other candidates the Committee may be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or other persons who may have first-hand knowledge of the candidate’s accomplishments.

Dr. Hasler, who joined the Board in October 2005, was identified by a third-party search firm and her election to the Board was recommended by the Nominating & Governance Committee. Her nomination for election also has been approved by the full Board of Directors.

Communicating with the Board of Directors or with Individual Directors

The Board has established a process to receive communications from security holders and other interested parties. You may contact the Board or any management or non-management director, including the Chairman of the Nominating & Governance Committee (currently Mr. Arntzen), who presides at meetings of non-management directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title. All such correspondence should be sent “c/o General Counsel” by mail to Chiquita Brands International, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202 or by fax at (513) 564-2857. You may also send an e-mail to boardofdirectors@chiquita.com and, if applicable, specify in the text of the e-mail whether it should be directed only to certain directors (such as independent directors) or members of certain committees.

All communications received as set forth in the preceding paragraph will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotion of a product or service or patently offensive will be forwarded promptly to the addressee(s), but any communication will be available to any non-management director who requests it.

Compensation of Directors

Currently, each director who is not an employee of Chiquita receives an annual fee of $50,000, payable quarterly in arrears, with each quarterly payment consisting of $6,250 in cash and a number of shares of Chiquita Common Stock having an aggregate fair market value of $6,250. For this purpose, fair market value is based on the average of the high and low sales prices of Chiquita Common Stock on the New York Stock Exchange Composite Tape on the last trading day of each calendar quarter. In addition, the Chair of the Audit Committee receives an annual fee of $20,000 in cash and the Chairs of the Compensation & Organization Development Committee and the Nominating & Governance Committee each receive an annual fee of $10,000 in cash. Under Chiquita’s Directors Deferred Compensation Program, directors may defer the receipt of their Board compensation (whether cash or shares) until (i) the date their service on the Board terminates (whether upon death, disability, retirement or otherwise) or (ii) the first anniversary of that date (other than upon death or disability). Cash amounts deferred under this plan earn interest at the London Inter-Bank Offer Rate (“LIBOR”), adjusted semiannually.

Shortly after joining the Board of Directors, each non-employee director currently is granted 10,000 shares of restricted stock under the Stock Plan which vest in three equal annual installments on the first, second and third anniversaries of the grant date. In addition, beginning the first January after a non-employee director has served as a director for at least six months, and every January thereafter, each non-employee director is granted a restricted stock award for 2,500 shares of Common Stock which vests on the day his or her service as a non-employee director ceases.

In 2005 we provided the following annual compensation to directors who are not employees:

Name	Fees Earned and Paid in Cash ($)	Fees Earned and Paid in Stock ($)	Committee Chair Fees ($)	Restricted Stock Awards ($)		Total ($)
Morten Arntzen(1)	25,000	25,000	10,000	51,025	(2)	111,025
Jeffrey Benjamin(1)	25,000	25,000	—	51,025	(2)	101,025
Robert W. Fisher	25,000	25,000	—	51,025	(2)	101,025
Clare M. Hasler(3)	5,571	5,571	—	259,600	(4)	270,742	(4)
Roderick M. Hills	25,000	25,000	20,000	51,025	(2)	121,025
Durk I. Jager(1)	25,000	25,000	—	51,025	(2)	101,025
Jaime Serra	25,000	25,000	—	51,025	(2)	101,025
Steven P. Stanbrook	25,000	25,000	10,000	51,025	(2)	111,025

(1)	Messrs. Arntzen, Benjamin and Jager have enrolled in the Directors Deferred Compensation Program and have elected to have both the cash portion and the stock portion of their quarterly director fees deferred under the Program.

(2)	Represents the fair market value on the date of grant which was $20.41 on January 3, 2006. The shares granted under this award will vest 100% on the day the director ceases to be a non-employee director.

(3)	Dr. Hasler became a director of Chiquita on October 11, 2005. Her fees have been prorated for the period of October 11 through December 31, 2005.

(4)	Restricted stock award granted upon joining the Board on October 11, 2005. The shares granted under this award will vest over a three year period in equal annual installments beginning on the first anniversary of the grant date provided that Dr. Hasler is serving as a director on the applicable vesting date. On October 11, 2005 the fair market value of Chiquita Common Stock was $25.96 per share.

Once a year, the Board meets at one of the Company’s operating locations, and directors are encouraged to bring their spouses to the meeting site at the Company’s expense. During 2005, spousal travel, lodging and tax reimbursement expenses for all eight non-employee directors totaled $27,049.

In February 2006, the Nominating & Governance Committee of the Board of Directors approved stock ownership guidelines for members of the Board of Directors. The guidelines provide that each director is expected, within 5 years after adoption of the guidelines or commencement of board service, whichever is later, to hold shares of Company common stock with a value equal to 5 times the annual retainer for service on the Board of Directors (currently, $50,000 per year). Progress toward the goal is expected to be approximately 20% per year and, if the guidelines are not met, future annual retainer payments will be made entirely in shares (otherwise, they are currently paid 50% in cash and 50% in shares). Shares that count toward these guidelines include unvested restricted stock, exercisable stock options to the extent they are “in-the-money,” stock units deferred under the Directors Deferred Compensation Plan and any other shares held by the director. Until the guidelines are met, Board members are not permitted to sell any shares without Board approval (other than surrendering a portion of restricted stock upon vesting or shares received upon exercise of stock options to pay taxes).

Directors who are not employees receive no additional compensation for serving on the board or its committees.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Information

The table below summarizes the compensation of (i) Chiquita’s Chief Executive Officer during 2005 and (ii) the four most highly paid other executive officers for 2005 (collectively referred to as the “Named Executive Officers”). The Compensation & Organization Development Committee’s Report on Executive Compensation is presented on page 37 of this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position in 2005	Year	Annual Compensation				Long-Term Compensation			All Other Compensation ($)(2)
		Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Stock Options(#)
Fernando Aguirre Chairman of the Board, President and Chief Executive Officer	2005 2004	745,962 686,539	1,857,375 1,506,960	10,200 75,183	(3) (4)	-0- 6,021,600	(5)	-0- 325,000	71,420 70,550
Robert F. Kistinger President and Chief Operating Officer, Chiquita Fresh Group	2005 2004 2003	572,981 550,000 548,654	698,625 819,720 745,600	5,551 75 —	(3) (3)	2,202,000 323,675 372,075	(6) (6) (6)	-0- -0- -0-	201,167 117,126 117,008
Robert W. Olson Senior Vice President, General Counsel and Secretary	2005 2004 2003	413,788 400,000 400,000	249,000 358,800 406,000	2,807 529 593	(3) (3) (3)	1,112,000 203,300 233,700	(6) (6) (6)	-0- -0- -0-	164,671 155,227 152,675
Tanios Viviani (7) President, Fresh Express Group	2005 2004	315,500 67,308	329,400 34,500	13,461 —	(3)	937,600 273,402	(6) (6)	-0- -0-	19,470 95
Jeffrey M. Zalla (8) Senior Vice President and Chief Financial Officer	2005	291,577	259,875	749	(3)	767,572	(6)	-0-	32,159

(1)	Includes amounts deferred under Chiquita’s Capital Accumulation Plan.

(2)	Amounts disclosed for 2005 consist of the following contributions, payments and obligations made or accrued by Chiquita:

	Employer Contributions to Chiquita 401(k) Plan	Employer Contributions to Chiquita Capital Accumulation Plan (“CAP”)(a)	Accruals under CAP (b)	Unused Vacation Buy-out(c)	Term Life Insurance Premiums
Fernando Aguirre	$18,900	$50,000	$—	$—	$2,520
Robert F. Kistinger	18,900	50,000	12,025	116,612	3,630
Robert W. Olson	18,900	50,000	66,355	24,808	4,608
Tanios Viviani	18,900	—	—	—	570
Jeffrey M. Zalla	18,900	12,803	—	—	456

(a)	The CAP is a non-qualified defined contribution and deferred compensation plan under which the Company matches all or a portion of employee contributions under a prescribed formula. Employer and employee contributions are deemed invested in one or more benchmark investment funds selected by the employee. During 2005, the overall returns from these benchmark funds were as follows: Mr. Aguirre, $4,324; Mr. Kistinger, $21,773; Mr. Olson, $57,666; and Mr. Zalla, $15,122. CAP account balances at December 31, 2005 were as follows: Mr. Aguirre, $204,790; Mr. Kistinger, $376,703; Mr. Olson, $900,770; and Mr. Zalla, $246,976.

A Deferred Compensation Plan (the “DCP”), a non-qualified deferred compensation plan, was in effect for compensation earned through the end of 1999. The CAP replaced the DCP for compensation earned beginning 2000. During 2005, interest accrued on the participants’ DCP balances at an overall rate of 4.22% in the following amounts: Mr. Kistinger, $36,662; Mr. Olson, $27,355; and Mr. Zalla, $1,718. Aggregate DCP balances at December 31, 2005 were as follows: Mr. Kistinger, $1,182,886; Mr. Olson, $665,407; and Mr. Zalla, $41,781.

(b)	Represents special annual accruals under the CAP that are available only to certain participants whose participation in the plan began in calendar year 2000; in the case of Mr. Kistinger these accruals will not vest until attainment of age 55. Mr. Olson’s accruals are vested. The aggregate balances of these accruals at December 31, 2005 for Messrs. Kistinger and Olson were $210,465 and $456,352, respectively. These balances are not included in the amounts set forth in footnote (a).

(c)	Until 2005, the Company allowed unused vacation entitlements for any year to be carried over indefinitely into future years and the value of such entitlements were paid (to the extent not previously used) upon termination of employment. Starting in 2005, the Company’s policy is that vacation entitlements for any year are forfeited if not used during or shortly after the end of the year. The payments listed were received as a result of each Named Executive Officer’s acceptance of the Company’s one-time offer to all employees to buy out unused vacation entitlements accrued in years prior to 2005 at a 25% discount.

(3)

Represents reimbursement of taxes resulting from payment by Chiquita of personal benefits. For 2005, the incremental costs to the Company of personal benefits for Named Executive Officers that exceeded $10,000 (including the tax reimbursements set forth in the table above) were $38,017 for Mr. Aguirre, consisting primarily of his spouse’s expenses incurred while accompanying him on business travel and related tax reimbursements; $16,399 for Mr. Kistinger, consisting principally of such spouse travel expenses and related tax reimbursements; and $31,600 for Mr. Viviani, consisting primarily of interim housing expenses resulting from his election as President of the Company’s Fresh Express Group and related tax reimbursements.

(4)	Represents reimbursement of $38,880 in legal fees in connection with the negotiation and execution of Mr. Aguirre’s employment agreement, $8,911 of his spouse’s expenses incurred while accompanying him on business related travel, $2,331 for health examination and review and $25,061 for taxes resulting from the foregoing reimbursements.

(5)	Represents the fair market value on the date of grant of 260,000 shares of restricted stock awarded under the Stock Plan in accordance with Mr. Aguirre’s Employment Agreement, of which 150,000 shares were granted subject to performance-based vesting conditions. As of April 3, 2006, 60,000 shares had vested under Mr. Aguirre’s performance-based restricted share award. See “Employment Agreements and Other Arrangements – Employment Agreement with Mr. Aguirre” for the material terms of these awards. Until vested, restricted shares have no voting or dividend rights.

(6)	For 2005, represents the fair market value on the date of grant of (i) annual restricted stock awards (“Annual Awards”) made on October 27, 2005 and (ii) restricted stock awards under the Stock Plan’s Long-Term Incentive Program (“LTIP”) made on February 27, 2006 based on the Company’s performance against pre-established financial goals for 2005. The Annual Awards were as follows: Mr. Kistinger, 28,496 shares; Mr. Olson, 7,599 shares; Mr. Viviani, 12,918 shares; and Mr. Zalla, 11,779 shares. The market value on the date of grant of the Annual Awards was $26.32 per share. The LTIP awards were as follows: Mr. Kistinger, 82,854 shares; Mr. Olson, 52,040 shares; Mr. Viviani, 34,100 shares; and Mr. Zalla, 26,110 shares. The market value on the date of grant of the LTIP awards was $17.525 per share. The Annual Awards will vest in four equal annual installments beginning on October 27, 2006, and the LTIP awards will vest in full on January 1, 2007, if the Named Executive Officer continues to be an employee on the vesting date. Vesting will occur earlier in the event of death, disability, retirement or a change in control of the Company. Until vested, restricted shares have no voting or dividend rights.

For 2004 and 2003, represents the fair market value on the date of grant of restricted stock awards under the LTIP based on the Company’s financial performance during those years. For further information on the LTIP, see the “Report of Compensation & Organization Development Committee on Executive Compensation” appearing below. In Mr. Viviani’s case, the 2004 amount also includes the fair market value on the date of grant of 14,025 shares of restricted stock awarded to him upon joining the Company in 2004.

(7)	Mr. Viviani became an executive officer of the Company upon joining the Company in October 2004; therefore, information for 2003 is not provided.

(8)	Mr. Zalla became an executive officer of the Company during 2005; therefore, information for 2004 and 2003 is not provided.

Stock Option Grants

No stock options were granted to the Named Executive Officers in 2005.

Stock Option Exercises, Holdings and Year-end Values

The following table provides 2005 year-end information on stock options held by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during 2005.

AGGREGATE OPTION EXERCISES IN 2005

AND 2005 YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Fernando Aguirre	-0-	-0-	81,250	243,750	-0-	-0-
Robert F. Kistinger	-0-	-0-	337,500	112,500	1,056,375	352,125
Robert W. Olson	-0-	-0-	168,750	56,250	528,187	176,062
Tanios Viviani	-0-	-0-	-0-	-0-	n/a	n/a
Jeffrey M. Zalla	-0-	-0-	56,250	18,750	176,062	58,687

(1)	The value of unexercised options is calculated as the excess of the fair market value of the Common Stock over the exercise price of the unexercised options. At December 30, 2005 (the last trading day of the year), the market value of Chiquita Common Stock was $20.075 per share.

Restricted Stock Holdings

The following table provides information about outstanding restricted stock held at December 31, 2005:

Name	Number of Unvested Shares (#)(1)		Market Value of Unvested Shares ($)(2)
Fernando Aguirre	200,000	(3)	4,015,000
Robert F. Kistinger	43,034		863,908
Robert W. Olson	16,730		335,855
Tanios Viviani	24,489		491,617
Jeffrey M. Zalla	13,355		268,102

(1)	Does not include restricted awards granted in 2006. See Note (6) to the Summary Compensation Table.

(2)	At December 30, 2005 (the last trading day of the year), the market value of Chiquita Common Stock was $20.075 per share.

(3)	90,000 of these shares are subject to performance-based vesting conditions.

Employment Agreements and Other Arrangements

Employment Agreement with Mr. Aguirre. Mr. Aguirre has a three-year employment agreement (the “Agreement”) with the Company that began on January 12, 2004. The Agreement provides for a base salary of $700,000, which is reviewed annually for possible increase. Pursuant to the Agreement, Mr. Aguirre is eligible for annual performance-based cash bonuses based on a target of 130% of his then-current base salary; actual bonuses can range from 0 to 140% of the target. For information regarding salary increases and actual bonuses approved by the Compensation & Organization Development Committee, see “Report of Compensation & Organization Development Committee on Executive Compensation.” During the term of the Agreement, Mr. Aguirre will be nominated by the Board for election as a director as long as he remains employed by the Company. He is required to resign from the Board if his employment terminates for any reason during the term of the Agreement.

Pursuant to the Agreement, Mr. Aguirre was granted (a) 110,000 restricted shares that vest on January 11, 2008 if he is employed by or serving as a director of the Company on that date (the “Time-Based Restricted Shares”) and (b) 150,000 restricted shares that vest in 30,000 share increments based on the average fair market value of the Company’s Common Stock over any 40 trading-day period reaching $26, $28, $30, $32 or $34 (the “Performance-Based Restricted Shares”). Any Performance-Based Restricted Shares not vested by January 12, 2008 will be forfeited. During 2005, 60,000 of these shares vested based on achievement of the $26 and $28 fair market value thresholds.

Mr. Aguirre also was granted an option to purchase 325,000 shares of Common Stock, at $23.16 per share, that vests in 25% increments on January 12 in each of 2005, 2006, 2007 and 2008 (the “Option”). Vested shares of restricted stock and any shares received upon the exercise of the Option cannot be sold until Mr. Aguirre satisfies the Company’s stock ownership guidelines, which require him to own five times his annual base salary in Company Common Stock within five years.

Mr. Aguirre is entitled to participate in other Company benefit programs, generally on the same terms as other senior executives of the Company. For the Company’s Capital Accumulation Plan, Mr. Aguirre has been credited with an additional 10 years of age and, under certain retirement and deferred compensation plans, he has been credited with the 23 years of service with his immediately prior employer.

If the Company terminates Mr. Aguirre for “cause” or if he terminates his employment other than for “good reason” (as each term is defined in the Agreement), any unvested Time-Based Restricted Shares and Performance-Based Restricted Shares will be forfeited. If the termination is for “cause,” the entire Option, whether or not then exercisable, will be forfeited. If the termination is by Mr. Aguirre other than for “good reason,” the unvested portion of the Option will be forfeited and the then-exercisable portion will remain exercisable for 90 days.

If the Company terminates Mr. Aguirre’s employment other than for “cause” or he terminates his employment for “good reason,” Mr. Aguirre will receive two times his then-

current base salary and target bonus, payable over a two-year period; a pro rata bonus based on the bonus amount that would have been paid for a full year of employment, determined and paid at the time annual bonuses are normally paid to senior executives; and 36 months of welfare benefits (such as medical and dental insurance) for himself and eligible dependents. In the event of such a termination, the Option will vest in full and remain exercisable for three years following termination (or until its expiration, if earlier). In addition, restrictions on the Time-Based Restricted Shares and the Performance-Based Restricted Shares will lapse according to a formula that accounts for the amount of time Mr. Aguirre was employed by the Company, and any remainder will be forfeited.

If termination of Mr. Aguirre’s employment occurs during the term of the Agreement and within two years following a “change of control” (as defined), either by the Company for any reason other than “cause” or by Mr. Aguirre for “good reason,” he will receive the severance benefits described immediately above except that he will receive three times his then-current base salary and target bonus and all outstanding equity awards (including the Option, Time-Based Restricted Shares and Performance-Based Restricted Shares) will fully vest. Any option to purchase Company stock will be fully exercisable for three years after the termination date (or until its earlier expiration).

In the event of Mr. Aguirre’s death or disability, he or his beneficiaries will receive a pro rata cash bonus determined and payable at the normal payment time for senior executives. Any outstanding options to purchase Common Stock (including the Option) will vest in full and be exercisable for three years (or until their earlier expiration) and, to the extent not previously forfeited, the Time-Based Restricted Shares and the Performance-Based Restricted Shares also will vest in full.

If payments received by Mr. Aguirre in connection with his employment are subject to the excise tax imposed by the Internal Revenue Code on “excess parachute payments,” he generally will be entitled to a gross-up payment such that his net payments after payment of all taxes are equal to the payments that otherwise would be received.

The Agreement contains confidentiality, non-competition and non-solicitation provisions to which Mr. Aguirre is subject during and after his employment.

As a hypothetical example, under the Agreement, if Mr. Aguirre had been terminated (other than for “cause” or by reason of death or disability) or resigned for “good reason” on December 31, 2005, he would have received a severance payment of $3,450,000, and he would have become vested in (i) 82,500 shares of previously unvested restricted stock (with a value of $1,656,188 based on the year-end market value of $20.075 per share) and (ii) previously unvested stock options for 243,750 shares (with a value at that time of $0 based on the difference between the exercise price per share and the year-end market value per share). If such a termination or resignation had occurred following a “change in control,” the severance payment would have been $5,175,000, and he would have become vested in (i) 200,000 shares of previously unvested stock (with a value of $4,015,000) and (ii) his previously unvested stock options for 243,750 shares (with a value at that time of $0). In each case, Mr. Aguirre would also have received the full amount of his annual bonus target for 2005, based on his having been employed for all of 2005.

Arrangements with Other Named Executive Officers. The Company has a severance pay plan for U.S. employees that applies to executive officers of the Company reporting directly to the Chief Executive Officer, including the Named Executive Officers. Under these provisions, any such executive officer whose employment is terminated involuntarily for reasons other than “cause” (as defined), death or disability, or by the executive for “good reason” (as defined), after the first anniversary of the executive officer’s hire date will be eligible to receive the following: severance payments equal to the sum of the executive officer’s current annual base salary and annual bonus target; a pro rata bonus based on the bonus target, payable when bonuses are normally paid; and twelve months of continuation of health care benefits. In addition, vesting of restricted shares awarded under the Company’s LTIP will be accelerated; the executive will be given one year of additional vesting with respect to stock options and non-LTIP restricted stock; and, if permissible under the Code, vested stock options will remain exercisable for one year following termination (but no later than the options’ expiration dates). As a condition of receiving the benefits, the affected executive must agree to confidentiality, non-solicitation and non-competition obligations.

In 2005, the Company entered into Change in Control Severance Agreements (the “CIC Agreements”) with executive officers of the Company, including the Named Executive Officers (other than Mr. Aguirre), which entitle them to certain benefits in the event that they are involuntarily terminated without “cause” or resign for “good reason” within two years after a “Change in Control” (as each such term is defined in the Agreement) that occurs prior to the third anniversary of the date of the Agreement. The CIC Agreements replaced similar agreements that expired on December 31, 2004. Under each CIC Agreement, the executive officer will be entitled to the following, in lieu of any other severance benefits to which the executive would otherwise be entitled: a lump sum severance payment equal to two times the sum of the executive’s annual salary and annual bonus target; a pro rata bonus equal to the greater of the target bonus for the year of termination and the target bonus in effect during the year in which the Change in Control occurs; two years’ continuation of medical and other benefits, subject to forfeiture if the executive’s subsequent employer offers such benefits; vesting of all unvested stock options and restricted stock; an extension of the exercise period for exercise of vested employee stock options until the first anniversary of termination (if permissible under the Internal Revenue Code); vesting of all 401(k) Plan employer contributions and all accrued basic and incremental Capital Accumulation Plan employer contributions; outplacement services in accordance with Company policy; payment of reasonable legal fees incurred in connection with enforcement of the Agreement or any tax or audit proceeding relating to any “golden parachute” tax; and reimbursement for relocation expenses in accordance with Company policy for any executive on temporary assignment abroad. If the payments and benefits received by the executive officer in connection with his or her employment are subject to the excise tax imposed by the Internal Revenue Code on “excess parachute payments,” the executive officer generally will be entitled to a “gross-up” payment such that his or her net payments after all taxes are equal to the payments that otherwise would be received. Receipt of payments and benefits under the CIC Agreements is subject to execution by the affected executive of a customary release and an agreement containing confidentiality, non-solicitation and non-competition obligations.

As a hypothetical example, under the Severance Pay Plan and Change in Control Severance Agreements, if any of Messrs. Kistinger, Olson, Viviani or Zalla, as the case may be, had been terminated (other than for “cause” or by reason of death or disability) or resigned for “good reason” on December 31, 2005, he would have received a severance payment of $1,092,500, $622,500, $646,000 or $560,000, respectively, and he would have become vested in (i) 21,662, 11,031, 7,788, or 4,521 shares, respectively, of previously unvested restricted stock (with values of $434,865, $221,442, $156,334 and $90,754, respectively, based on the year-end market value per share) and (ii) 112,500, 56,250, 0, or 18,750 stock options, respectively (with values of $352,125, $176,063, $0 and $58,688, respectively, based on the difference between the exercise price and the year-end market value per share). If the termination or resignation had occurred following a “change in control,” the severance payment for Messrs. Kistinger, Olson, Viviani or Zalla, as the case may be, would have been $2,185,000, $1,245,000, $1,292,000, or $1,120,000, respectively, and he would have become vested in (i) 43,034, 16,730, 24,489 or 13,355 shares, respectively, of previously unvested restricted stock (with values of $863,908, $335,855, $491,617 and $268,102, respectively, based on the year-end market value per share) and (ii) 112,500, 56,250, 0, or 18,750 stock options, respectively (with values of $352,125, $176,063, $0 and $58,688, respectively, based on the difference between the exercise price and the year-end market value per share). In each case, each of the Named Executive Officers would also have received the full amount of his annual bonus target for 2005, based on his having been employed for all of 2005.

REPORT OF

COMPENSATION & ORGANIZATION DEVELOPMENT COMMITTEE

ON EXECUTIVE COMPENSATION

The undersigned comprise the members of the Compensation & Organization Development Committee of the Company’s Board of Directors. Each of the undersigned has at all times been an “independent director” as defined by New York Stock Exchange rules. The Committee was responsible for reviewing the performance and establishing the individual compensation for 2005 of the Company’s executive officers, including those named in the Summary Compensation Table (“Named Executive Officers”).

Compensation of Executive Officers For 2005

The Committee reviewed all components of executive officer compensation for 2005, including salary, bonus and equity awards. The Committee also reviewed equity awards made to executives in previous years.

As part of its review, the Committee considered market data derived from a peer group of 22 companies that the Committee identified as being similarly situated to Chiquita in terms of annual revenue, asset size, market capitalization and industry. (The Committee considered this peer group to be more representative of its competition for executive talent than the seven companies included in the S&P Midcap Index appearing in this Proxy Statement in the “Common Stock Performance Graph.”) The Committee’s philosophy is that, on average, overall pay for Company executives, including each major component of pay, should approximate the 50th percentile of the pay and pay component ranges indicated by the market data, but that especially high-performing executives should be paid at a higher percentile (up to and in certain cases exceeding the 75th percentile) and lower-performing executives should be paid at a lower percentile.

In connection with its review, the Committee engaged Deloitte Consulting LLP, an independent compensation consulting firm.

Based on this review, the Committee concluded that total compensation of the Company’s executive officers, including that of the Chief Executive Officer (the “CEO”), is reasonable and generally consistent with its philosophy.

Base Salaries. Base salaries for 2005 were established according to each executive officer’s position, responsibilities and performance, as well as a comparison to market data. Base salaries are not necessarily adjusted annually but are generally adjusted when the Committee judges that a change in an executive officer’s responsibilities or demonstrated performance, or relevant market data, warrant a change in base salary.

Bonus Awards. Under the Company’s annual bonus program as in effect for 2005, as soon as practicable after the beginning of each year, the Committee approves for each executive officer a cash bonus opportunity target (expressed as a percentage of base salary), as well as financial performance objectives for that year. Bonus target percentages are principally determined according to the responsibilities of the executive officer’s position and his or her potential impact on financial results, as well as a comparison to market data. Bonuses are determined as soon as practicable after the end of each year as follows: First, a financial performance award opportunity (ranging from 0% to 150% of an executive officer’s bonus target) is calculated based on the Company’s actual financial performance as compared to the pre-established objectives for the year based on net income. Second, the financial performance award opportunity for each executive officer is multiplied by an individual performance factor (that can range between zero and 1.5) that is fixed by the Committee based on its evaluation of the executive officer’s individual performance, including performance against pre-established individual objectives. The resulting product is the amount of the annual cash bonus awarded to the particular executive officer.

For 2005, bonus targets for executive officers other than the CEO (whose compensation is discussed below) ranged from 50% to 90% of base salary. Their financial performance award opportunities, based on actual Company financial results for 2005 that exceeded the target financial objective, were 150% of their respective bonus targets. The actual bonuses to executive officers (other than the CEO) awarded in early 2006 for 2005 performance ranged from 80% to 150% of their respective financial award opportunities. Bonuses awarded to the Named Executive Officers for 2005 are set forth in the Summary Compensation Table included in this Proxy Statement.

Equity-Based Compensation. The Company’s Stock Plan provides for the grant to executive officers and other key employees of stock options and restricted and unrestricted stock, including grants of stock under the Company’s Long-Term Incentive Program (“LTIP”). Stock option and stock grants, as well as LTIP eligibility, are based on the responsibilities of the recipients’ respective positions and their potential to contribute to the long-term performance of the Company, as well as a comparison to market data.

Stock Options. No stock options were awarded to any executive officers during 2005. In recent years, the Committee has shifted its emphasis away from stock options in the belief that restricted stock is generally a more efficient and less costly form of equity compensation. However, the Committee may in the future consider grants of stock options where deemed appropriate.

Annual Restricted Stock. In 2005, the Committee granted restricted stock awards to executive officers and other key employees. The awards generally vest 25% per year. The 2005 awards to Named Executive Officers are included in the Summary Compensation Table appearing in this Proxy Statement in the Restricted Stock column. The Committee generally expects to consider future grants of restricted stock of other equity-based awards to executive officers on an annual basis and in connection with new hires of executive officers.

LTIP Awards for 2005. In 2003, the Committee established 2003-2005 terms for its LTIP, including financial performance goals for each of these three years. In addition, the Committee set individual LTIP target awards for each participant (including those who joined the Company after 2003), which ranged from 9% to 55% of earned salary for executive officers (other than the CEO who did not participate in the LTIP for these years) for 2003 and 2004, and 55% to 210% of base salary for 2005. (The difference in the yearly ranges resulted from the establishment—in 2003—of overall three-year award opportunities that were weighted 1/6 for each of 2003 and 2004 and 2/3 for 2005.) An LTIP participant was entitled to an LTIP award if and only to the extent that the Company met the financial performance goals for a particular year. The amount of an LTIP award for any of these years could have ranged from 0% to 140% of the LTIP award target. The award was to be made as soon as practicable after the end of the award year in the form of restricted stock of the Company that has a fair market value equal to the amount of the award and a one-year vesting schedule.

LTIP awards made to Named Executive Officers in early 2006 based on achievement of the financial goals for 2005 are set forth in note 6 to the Summary Compensation Table included in this Proxy Statement in the Restricted Stock Award column. Each award to an executive officer, including the Named Executive Officers, for 2005 represented 120% of the particular executive officer’s LTIP award target for that year based on Company net income for 2005 that exceeded the LTIP target net income for 2005. These awards vest in early 2007.

Stock Ownership Guidelines. Effective March 27, 2006, the Committee adopted Stock Ownership Guidelines applicable to LTIP participants other than the CEO. Under these guidelines, LTIP participants must meet a stock ownership guideline by the fifth anniversary of the later of the effective date of the guidelines or the participant’s date of hire. The guideline is three times annual salary in the case of LTIP participants who are Company’s executive officers. Progress toward the goal is expected to be approximately 20% per year. If the guideline is not met by the end of the applicable five-year period, 50% of subsequent awards under the annual bonus program will be made in shares until the guideline is met. Until the guideline is satisfied, LTIP participants may not sell shares of restricted stock, or shares received upon exercise of stock options, awarded to them by the Company. However, the guidelines do not prohibit the surrender of a portion of shares of restricted stock upon vesting, or of shares received upon exercise of stock options, in order to pay withholding taxes. The value of the following holdings by participants will count toward the ownership guideline:

•	shares held in the Company’s Savings and Investment Plan and Employee Stock Purchase Plan

•	unvested restricted stock

•	the value of “in-the-money” employee stock options (fair market value less exercise price)

•	common stock held by the Participant.

A stock ownership guideline of five times salary applicable to the Company’s CEO is set forth in his employment agreement with the Company dated January 12, 2004.

Compensation of Chief Executive Officer for 2005

The Committee’s compensation review for 2005 specifically included Fernando Aguirre, the Company’s Chairman of the Board, President and CEO.

Mr. Aguirre’s annual bonus for 2005 of $1,857,375 was determined as described above under Compensation of Executive Officers for 2005, with a financial performance opportunity of 150% of his bonus target and an individual performance factor of 1.27. In assessing Mr. Aguirre’s individual performance, the Committee considered, among other things, the following results achieved under and through his leadership during 2005: the Company’s best financial performance in over a decade; the successful acquisition and integration of the Fresh Express business that diversifies the geographic and product sources of the Company’s earnings base and provides a platform for future growth and expansion; substantial progress in driving a number of promising product and channel innovation initiatives; and strengthening leadership in key positions through new hires and internal promotions.

Mr. Aguirre’s bonus exceeded the maximum bonus (as a percentage of salary) set forth in his employment agreement, but is within the parameters of the Annual Bonus Program for all executives approved by the Committee during the first quarter of 2005.

In accordance with Mr. Aguirre’s employment agreement, the Committee granted stock options and restricted stock to him on his date of hire as the Company’s CEO. See “Employment Agreements and Other Arrangements—Employment Agreement with Mr. Aguirre.” As contemplated by the employment agreement, Mr. Aguirre was not granted additional equity incentive awards during 2004 or 2005. The employment agreement provides that, beginning in 2006, the Committee will consider from time to time whether to make additional awards to him. See “LTIP Award Opportunities for 2006-08” below.

In February 2005, the Committee increased Mr. Aguirre’s base salary from $700,000 to $750,000 and, in February 2006, increased it to $800,000. These increases were based on the Committee’s assessment of his performance, abilities and responsibilities, as well as a comparison to market data.

LTIP Award Opportunities for 2006-08

In March 2006, the Committee established 2006-08 terms for its LTIP, including financial performance goals based on the Company’s cumulative earnings per primary share for that three-year period. In addition, the Committee set individual LTIP target awards for each participant, including a target of 49,377 shares of Common Stock for Mr. Aguirre as CEO. The target awards for executive officers other than the CEO range from 4,301 to 16,893 shares. The actual number of shares awarded to a participant for these years can range from 0% to 225% of the target, depending on the Company’s performance against the financial performance goals and the Committee’s evaluation of the participant’s individual performance. The award for 2006-08 is to be made as soon as practicable in 2009 in the form of unrestricted stock.

There will not be any LTIP awards payable in 2007 or 2008. However, going forward, the Committee expects to adopt three-year LTIP performance opportunities on an annual basis, with the next opportunities to be established in early 2007 for potential awards in 2010 based on the 2007-09 performance period.

Value of Total Compensation of Named Executive Officers for 2005

The following table is presented to provide shareholders with a comprehensive presentation in the Report of the total compensation of the Company’s Named Executive Officers for 2005 and is duplicative of certain information in the Summary Compensation Table appearing elsewhere in this Proxy Statement. For further information regarding the components of compensation listed below, see the Summary Compensation Table.

Name and Principal Position in 2005		Annual Compensation			Long Term Compensation	All Other Compensation ($)(1)
	Total ($)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)
Fernando Aguirre Chairman of the Board, President and Chief Executive Officer	2,684,624	745,962	1,857,375	9,867	-0-	71,420
Robert F. Kistinger President and Chief Operating Officer, Chiquita Fresh Group	3,680,324	572,981	698,625	5,551	2,202,000	201,167
Robert W. Olson Senior Vice President, General Counsel and Secretary	1,942,266	413,788	249,000	2,807	1,112,000	164,671
Tanios Viviani President, Fresh Express Group	1,615,431	315,500	329,400	13,461	937,600	19,470
Jeffrey M. Zalla Senior Vice President and Chief Financial Officer	1,351,932	291,577	259,875	749	767,572	32,159

(1)	See Footnote (2) to the Summary Compensation Table for details.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prohibits the Company from taking an income tax deduction for any compensation in excess of $1 million per year paid to its Chief Executive Officer or any of its other four most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by shareholders. In 2003, the Company’s shareholders approved amendments to the Stock Plan that were intended to permit certain types of annual bonuses and LTIP awards to qualify as “performance-based” compensation and be fully deductible by the Company. In addition, any compensation income from the exercise of stock options granted under the Stock Plan which have an exercise price at least equal to 100% of the fair market value of the Common Stock on the date of grant will be considered “performance-based.”

The Committee intends, in general, to endeavor to design its compensation plans and awards to qualify for tax deductibility under Section 162(m), although it believes that in certain circumstances it is not practical to do so consistent with its compensation objectives.

April 5, 2006

Steven P. Stanbrook (Chair)
Jeffrey D. Benjamin
Robert W. Fisher
Clare M. Hasler
Jaime Serra

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,769,085	$16.60	1,593,290	(1)
Equity compensation plans not approved by security holders(2)	325,000	$23.16	-0-

Total	3,094,085	$17.47	1,593,290

(1)	Includes 593,290 shares available for future issuance at December 31, 2005 under the Stock Plan, with a sublimit of 324,250 shares available for future grants of stock appreciation rights. Of these shares, 395,396 were awarded in February 2006 as restricted stock awards for 2005 under the LTIP. Also includes 1,000,000 shares issuable under the Employee Stock Purchase Plan; although the Company is authorized to issue new shares under this plan, it expects generally to make open market purchases.

(2)	These options were granted as an inducement grant in accordance with Mr. Aguirre’s Employment Agreement and New York Stock Exchange Rules. See “Employment Agreements and Other Arrangements – Employment Agreement with Mr. Aguirre” for the material terms of this grant.

COMMON STOCK PERFORMANCE GRAPH

A new class of Chiquita Common Stock was issued pursuant to Chiquita’s Plan of Reorganization, which became effective on March 19, 2002. The performance graph set forth below compares Chiquita’s cumulative shareholder returns over the period March 20, 2002 through December 31, 2005, assuming $100 had been invested at March 20, 2002 in each of Chiquita Common Stock, the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Midcap Food Products Index. The calculation of total shareholder return is based on the change in the price of the stock over the relevant period and assumes the reinvestment of all dividends.

OTHER INFORMATION

Chiquita’s Independent Registered Public Accounting Firm

The accounting firm of Ernst & Young LLP served as Chiquita’s independent auditors for 2005. The Audit Committee has selected Ernst & Young to serve as Chiquita’s independent auditors for 2006, and is asking shareholders to ratify this appointment. See “Proposal 3: Ratification of Independent Auditors.”

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors. Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence. Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date. In 2005, the Audit Committee’s pre-approval requirement was not waived for any fees. As described in the Audit Committee Report for 2005, set forth above under “Information About the Board of Directors,” the Audit Committee determined that the non-audit services provided to the Company by Ernst & Young in 2005 were compatible with maintaining their independence.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audits of the Company’s 2005 and 2004 annual financial statements were $4,952,000 in 2005 and $3,980,000 in 2004. The fees also covered services for the related reviews of financial statements included in the Company’s Forms 10-Q for those years, the audit of the effectiveness of the Company’s internal controls over financial reporting, and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The aggregate fees billed by Ernst & Young for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above were $267,000 in 2005 and $236,000 in 2004. These charges represented services primarily pertaining to accounting consultation and assistance regarding potential and actual acquisitions and dispositions, and audits of employee benefit plans.

Tax Fees

The aggregate fees billed by Ernst & Young for professional services rendered for tax compliance, tax advice and tax planning were $332,000 in 2005 and $398,000 in 2004. These amounts represented expatriate tax services, consultation on acquisitions and divestitures, customs and tax compliance services and other miscellaneous tax advice.

All Other Fees

Ernst & Young did not provide any products or services other than those reported in the preceding paragraphs.

Certain Transactions

During 2005, affiliates of two beneficial owners of five percent of more of Chiquita’s Common Stock provided services as described below. They received fees and other payments for these services on substantially the same terms as those prevailing for comparable services with unrelated parties. These entities reported that they are beneficial holders of Common Stock as investment advisors or in other fiduciary capacities.

Affiliates of Wachovia Corporation provided investment banking, commercial banking, benefit plan administration and transfer agency services to the Company, including arranging and participating in the financing of the purchase price for the Company’s acquisition of Fresh Express in 2005. Total amounts paid to these affiliates during 2005 were approximately $10 million, including fees, interest and reimbursement of expenses, of which approximately $8.5 million related to arranging the Fresh Express financing.

Affiliates of Goldman Sachs Asset Management L.P. provided investment banking and other services, including arranging and participating in the financing of the purchase price for the Company’s acquisition of Fresh Express in 2005. Total amounts paid to these affiliates during 2005 were approximately $2.5 million, including fees, interest and reimbursement of expenses, virtually all of which related to the Fresh Express financing.

Shareholder Nominations and Proposals at the 2007 Annual Meeting

Advance Notice Requirement for Nominations and Proposals. Under the Company’s Certificate of Incorporation, a shareholder will be entitled to nominate directors or submit proposals at the 2007 Annual Meeting only if the Company has received proper advance notice of the nomination or proposal prior to the close of business on March 26, 2007. Information as to how to comply with this advance notice requirement is contained in the Certificate of Incorporation, which is attached as Exhibit 1 to the Company’s Form 8-A filed on March 12, 2002, and can be accessed at www.sec.gov or at www.chiquita.com by clicking on “Investors” and “SEC Filings.” A copy of the Certificate of Incorporation may also be obtained by calling Chiquita at (513) 784-6366. Shareholders may also make recommendations for director nominations to the Nominating & Governance Committee of the Board prior to December 31, 2006 as described above under “Nominating & Governance Committee.”

Inclusion of Proposals in Proxy Statement. In order for shareholder proposals to be eligible for inclusion in Chiquita’s Proxy Statement and proxy card for the 2007 Annual Meeting of Shareholders, they must be received by the Company by December 21, 2006.

Notices of nominations and proposals should be delivered or mailed to the attention of the Corporate Secretary at Chiquita’s executive offices in Cincinnati, Ohio, at:

Chiquita Brands International, Inc.

Chiquita Center

250 East Fifth Street

Cincinnati, Ohio 45202

Requests for Certain Documents

Chiquita’s 2005 Annual Report to Shareholders, including the financial statements for the fiscal year ended December 31, 2005, is being mailed with this Proxy Statement. If you would like to receive a copy of the 2005 Annual Report on Form 10-K or exhibits to the Form 10-K that were filed with the Securities and Exchange Commission, or any of the other documents referred to in this proxy statement, such as the Company’s Code of Conduct, Board governance policies and charters of the committees of the Board, we will send them to you if you call (513) 784-6366 or write to us at 250 East Fifth Street, Cincinnati, Ohio 45202. All of Chiquita’s reports filed with the Securities and Exchange Commission are available at www.sec.gov. You may also access all of these documents at www.chiquita.com by clicking on “Investors” and then either “Governance” or “SEC Filings.”

By order of the Board of Directors,

/s/ Robert W. Olson
Robert W. Olson
Senior Vice President, General Counsel and Secretary

Cincinnati, Ohio

April 18, 2006

Appendix A

CHIQUITA STOCK AND INCENTIVE PLAN

(Adopted March 19, 2002, as amended through April 6, 2006)

CHIQUITA STOCK AND INCENTIVE PLAN

T A B L E   O F   C O N T E N T S

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-ii-

-iii-

B-5. COMMITTEE	29

B-6. AMENDMENT AND TERMINATION	29

B-7. DEFINED TERMS	30

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CHIQUITA STOCK AND INCENTIVE PLAN

SECTION I.

PURPOSE

The purpose of the Chiquita Stock and Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of Chiquita Brands International, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of such persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.

SECTION II.

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Advisor” means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.

2.2 “Award” means any form of Stock Option, Restricted Stock Award, Unrestricted Stock Award, Performance Award, or Stock Appreciation Right granted under this Plan.

2.3 “Award Agreement” means a written agreement setting forth the terms of an Award.

2.4 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.5 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, unless otherwise defined in an Award Agreement, a Participant’s engaging in any of the following acts:

(i) any type of disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a

1

Participant’s employment or business relationship with the Company or Subsidiary; or

(ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or

(iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or

(iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or

(v) any serious violation of a policy of the Company or a Subsidiary that is materially damaging to the interests of the Company or Subsidiary.

2.8 “Change in Control” means the occurrence after the Effective Date of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”);

(ii) on any date, the individuals who constituted the Company’s Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company’s Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the

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Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.

2.10 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined in the regulations under Section 162(m) of the Code.

2.11 “Common Stock” means the Company’s Common Stock, par value $.01 per share, and any successor security.

2.12 “Company” means Chiquita Brands International, Inc.

2.13 “Designated Payment Date” has the meaning set forth in Section 8.2(a).

2.14 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary.

2.15 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.

2.16 “Effective Date” means March 19, 2002.

2.17 “Eligible Person” means any person who is either an Employee, Director or Advisor.

2.18 “Employee” means (i) any officer or employee of the Company or a Subsidiary (including those employees on military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary) or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.

2.19 “Exchange Act” means the Securities Exchange Act of 1934.

2.20 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or

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any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

2.21 “Fair Market Value” means, as of any date, the average of the highest and lowest quoted selling prices of a Share as reported on the New York Stock Exchange Composite Tape (or such other consolidated transaction reporting system on which the Shares are primarily traded) or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code.

2.22 “Immediate Family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.

2.23 “Incentive Stock Option” means any Stock Option awarded under Section VII of this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Non-Qualified Stock Option” means any Stock Option awarded under Section VII of this Plan that is not an Incentive Stock Option.

2.25 “Officer” means a person who has been determined to be an officer of the Company under Rule 16a-1(f) in a resolution adopted by the Board.

2.26 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

2.27 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.

2.28 “Performance Award” means an Award granted pursuant to Section IX.

2.29 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.

2.30 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (ii) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including, without limitation,

4

earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including, without limitation, net income); (xii) operating income (including, without limitation, net operating income); (xiii) operating profit (including, without limitation, net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share.

2.31 “Reference Price” with respect to a SAR means a dollar amount determined by the Committee at the time of Grant.

2.32 “Replacement Option” means a Non-Qualified Stock Option granted pursuant to Section 7.4 upon the exercise of a Stock Option granted pursuant to the Plan where the Option Price is paid with previously owned shares of Common Stock.

2.33 “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.34 “Restricted Stock Award” means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

2.35 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than by reason of death or Disability or for Cause) on or after (i) attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.

2.36 “Rule 16b-3” and “Rule 16a-1(f)” mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.

2.37 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.

2.38 “Share” means one share of the Company’s Common Stock.

2.39 “Short-term Deferral Deadline” means the later of the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code). Notwithstanding the foregoing, if it is administratively impracticable for the Company to make a payment or to deliver Shares by the end of the applicable 2 1/2 month period, or if making the payment or delivering the Shares by the end of the applicable 2 1/2 month period would jeopardized the solvency of the Company, and, as of the Grant Date, such impracticability or insolvency was unforeseeable, the payment or delivery shall be made as soon as reasonably practicable

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after the applicable 2 1/2 month period and shall be considered as having been made prior to the Short-term Deferral Deadline. For purposes of this definition, an action or failure to act of the Participant or a person under the Participant’s control, such as a failure to provide necessary information or documentation, is not an unforeseeable event.

2.40 “Specified Employee Delayed Payment Date” has the meaning set forth in Section 8.2(a).

2.41 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof equal in value to, the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.

2.42 “Stock Option” or “Option” means the right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Section VII of this Plan.

2.43 “Subsidiary” means, with respect to grants of Awards (other than Incentive Stock Options), any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A) that may be aggregated with the Company.

With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.

2.44 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

2.45 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3.

2.46 “Vest” means, in the case of any Award, to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award (“Passage of Time Criteria”) or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a Separation from Service pursuant to the provisions of Section XI. For purposes of this Plan, “Vest” does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time (“Other Criteria”). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or Separation from Service will not Vest (unless otherwise determined by the Committee or specifically provided by such terms) as a result of such Change of Control or Separation from Service (even if the terms

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of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such Other Criteria).

SECTION III.

ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Except as provided in Section 3.4, any function of the Committee also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.

3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:

(i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Restricted Stock, Unrestricted Stock, Performance Awards, and Stock Appreciation Rights;

(ii) to select the Eligible Persons to whom Awards may be granted;

(iii) to determine the types and combinations of Awards to be granted to Eligible Persons;

(iv) to determine the number of Shares or units which may be subject to each Award;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and

(vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall impair the rights

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of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.

3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

SECTION IV.

SHARES SUBJECT TO PLAN

4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed 9,425,926 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance. The aggregate number of Stock Appreciation Right units granted under this Plan shall not exceed 500,000, and the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 9,425,926.

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4.2 Maximum Awards Per Participant. The number of shares covered by Options, together with the number of SAR units, granted to any one individual shall not exceed 2,000,000 during any one calendar-year period.

No more than 500,000 Shares of Common Stock may be issued in payment of Performance Awards denominated in Shares of Common Stock, and no more than $5,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Performance Awards denominated in dollars, granted in each case to any one individual during any one calendar-year period that are intended to be Performance-Based Compensation. If delivery of Shares earned under a Performance Award is delayed, any additional Shares attributable to dividends paid during such period of delayed delivery shall be disregarded for purposes of this paragraph.

4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, a SAR settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award.

4.4 Adjustment Provisions.

(a) Adjustment for Change in Capitalization. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property which, in the Committee’s sole judgment, has a substantial impact on the value of outstanding Shares, then the numbers of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, or performance goals for each outstanding Award shall be proportionately adjusted in such manner as the Committee in its sole judgment determines to be equitable and appropriate; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

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(b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate; provided, that the numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.

SECTION V.

CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.

5.1 Effect of Change in Control On Outstanding Awards. In the event of, and upon a Change in Control, all Awards outstanding on the date of such Change in Control shall become fully (100%) Vested.

5.2 Separation from Service After Change in Control. In the event that an Employee has a Separation from Service as a result of the Company or a Subsidiary terminating such Employee’s service for any reason other than for Cause within one (1) year after a Change in Control, all of the outstanding Vested Stock Options and SARs held by such Employee on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of Separation from Service or the respective Expiration Dates of such Stock Options and SARs.

5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefor, or (ii) dissolve or liquidate, then (A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (x) such exercise shall be conditioned on consummation of such transaction, (y) such exercise shall be effective immediately prior to the consummation of such transaction, and (z) the Option Price for any such Stock Options shall not be required to be paid until 7 days after written notice by the Company to the Participant that such transaction has been

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consummated. If such transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 5.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this Section 5.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.

5.4 Applicability of Section V. The provisions of Section V shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted.

SECTION VI.

EFFECTIVE DATE AND DURATION OF PLAN

6.1 Effective Date. This Plan was originally effective on the Effective Date. This amended Plan was adopted by the Board of Directors on April 6, 2006 and shall be effective, as amended, as of such date, except that the amendment approved by the Board of Directors increasing the maximum aggregated number of Shares available for issuance under the Plan (including issuance through Incentive Stock Options) from 5,925,926 shares to 9,425,926 shares shall become effective only upon its approval by the shareholders of the Company at the 2006 Annual Meeting.

6.2 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XII. Notwithstanding the continued effectiveness of this Plan, no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date.

SECTION VII.

STOCK OPTIONS

7.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that only Non-Qualified Stock Options may be granted to any Director of or Advisor to the Company.

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7.2 Terms of Options. Except as otherwise required by Sections 7.3 and 7.4, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.

(b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Award Date.

(c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.

(d) Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. Payment in full or in part also may be made in the form of Shares of Common Stock owned by the Participant for at least six (6) months prior to exercise, which Shares shall be valued at the Fair Market Value of the Common Stock on the date of exercise.

(e) Cashless Exercise. A Participant may elect to pay the Exercise Price upon the exercise of an Option by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(f) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section 13.3 of this Plan.

(g) Termination. Stock Options shall terminate in accordance with Section XI of this Plan.

(h) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Stock Option under

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Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Stock Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).

(i) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Grant Date.

7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

(a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.

(b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns or is deemed to own (by reason of attribution rules of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation (as defined in Section 424(e) of the Code), if any, and its subsidiary corporations (as defined in Section 424(f) of the Code).

(c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result in the event of a Change of Control.

(d) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

7.4 Replacement Options. The Committee may provide at the time of grant that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to an Employee’s Separation from Service if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

(a) Number of Shares. The number of Shares subject to the Replacement Option shall not exceed the sum of the number of whole Shares used to satisfy the Option Price (whether by delivery of Shares to the Company or by reduction of Shares otherwise deliverable to the Participant on exercise) of the original Option and the number of whole Shares, if any, used to satisfy the payment for withholding taxes (whether by such delivery or such reduction) in accordance with Section 13.6.

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(b) Grant Date. The Replacement Option Grant Date will be the date of the exercise of the original Option.

(c) Option Price. The Option Price per share of Common Stock purchasable under a Replacement Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Replacement Option Grant Date.

(d) Vesting. The Replacement Option shall be exercisable no earlier than one (1) year after the Replacement Option Grant Date.

(e) Term. The Term of the Replacement Option will not extend beyond the Term of the original Option to which the Replacement Option relates.

(f) Non-Qualified. The Replacement Option shall be a Non-Qualified Stock Option.

SECTION VIII.

RESTRICTED AND UNRESTRICTED STOCK AWARDS

8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Such conditions may, but need not, be conditions that cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Sections 83 or 409A of the Code).

8.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

(a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting, as determined by the Committee. If Shares are to be issued upon vesting, such Shares shall be delivered on or before the Short-term Deferral Deadline, except that Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a) shall be delivered on the first payroll date following the date of Separation from Service (the “Designated Payment Date”). If the Shares cannot be delivered on the Designated Payment Date because it is administratively impracticable, the Shares will be delivered as soon as administratively practicable, but in no event later than a date within the same

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calendar year as the Designated Payment Date or, if later, by the 15th day of the third calendar month following the Designated Payment Date. Notwithstanding the forgoing, (i) if it is reasonably determined that Section 409A of the Code will result in the imposition of additional tax on account of the delivery of the Shares before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i) (relating to the required delay in payment to a specified employee pursuant to a Separation from Service), such delivery will in lieu thereof be made on the date that is six (6) months and one (1) day following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant) (the “Specified Employee Delayed Payment Date”), and (ii) a Participant may defer delivery of the Shares subject to a Restricted Stock Award to a date or dates after the Restricted Stock Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.

(b) Stock Powers and Custody. If shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

(c) Shareholder Rights. Participants receiving Restricted Stock Awards that provide for issuance of the Shares upon vesting (including Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a)) shall not be entitled to dividend or voting rights in respect of any such Shares until they are fully vested and issued.

8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Eligible Persons in recognition of outstanding achievements or contributions by such persons or (ii) Directors for service on the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.

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SECTION IX.

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:

(a) Grant. A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or (ii) a fixed-dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 9.2.

(b) Performance Criteria and Performance-Based Compensation. The Committee shall designate any Performance Award granted to a Participant that is intended to be Performance-Based Compensation. Any Performance Award designated as intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance goals, based on one or more Performance Measures, to the extent required by Code Section 162(m). Any Performance Award under this Section 9.1 not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors, or criteria as the Committee shall determine. Such conditions may, but need not, be conditions that cause the Performance Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

9.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section IX shall be subject to the following terms and conditions:

(a) Shareholder Rights. A Participant receiving a Performance Award shall not be entitled to dividend or voting rights in respect of the Shares covered by the Performance Award until the Award has vested in whole or part and any Shares earned have been issued.

(b) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. In no event shall the shares certificates, cash or both be delivered later than the Short-term Deferral Deadline, except that shares certificates, cash or both that are payable on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a) shall be delivered on the Designated

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Payment Date unless it is reasonably determined that Code Section 409A will result in the imposition of additional tax on account of such payment before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i), in which case such payment will be made on the Specified Employee Delayed Payment Date; provided that a Participant may defer payment under a Performance Award to a date or dates after the Performance Award is no longer subject to a substantial risk of forfeiture if the terms of the Performance Award and any deferral election comply with the requirements of Section 409A of the Code.

(c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 13.3 of this Plan.

(d) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Plan, upon a Participant’s Separation from Service for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

SECTION X.

STOCK APPRECIATION RIGHTS

10.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award. Unless otherwise determined by the Committee, Stock Appreciation Rights may be granted only to Eligible Persons residing in jurisdictions outside the United States to whom, in the Committee’s judgment, it is not practicable to grant Stock Options due to the tax and other laws and regulations of such jurisdictions.

10.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section X shall be subject to the following terms and conditions:

(a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.

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(c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.

(d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.

(e) Non-Transferability and Termination. SARs shall be Transferable only to the extent provided in Section 13.3 of this Plan and shall terminate in accordance with Section XI of this Plan.

(f) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(g) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.

SECTION XI.

TERMINATION OF AWARDS

11.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 11.2, all Awards issued to Employees and Directors under this Plan shall terminate as follows:

(a) Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service by reason of his or her death, Disability or Retirement, any Awards held by the Participant shall become fully Vested and, in the case of Stock Options and SARs, may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of three (3) years after the date of such Separation from Service or until the expiration of the stated term of such Award, whichever period is shorter.

(b) Termination For Cause. If such a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised and all of such unexercised Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.

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(c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or ninety (90) calendar days after such Separation from Service. If a Participant dies during the ninety (90) day period following the Separation from Service, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.

11.2 Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.

11.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, either the Committee or, unless the Committee determines otherwise, the Chief Executive Officer may, in its or his sole discretion, accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee or Chief Executive Officer may choose; provided, however, that (i) no person or entity other than the Committee shall have the authority or discretion to accelerate the Vesting of, otherwise cause to be exercisable or free of restrictions or conditions, any Award granted to an Officer or Director of the Company, and (ii) such acceleration or waivers shall not cause the Award to be treated as the granting of a new Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

11.4 Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

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SECTION XII.

TERMINATION OR AMENDMENT OF THIS PLAN

12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such amendment would increase the maximum number of Shares or amount of cash which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan, or if such approval is required pursuant to applicable requirements of the Code, the Exchange Act or the listing requirements of any stock exchange on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to cause the Plan and such Award to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code or to otherwise comply with the requirements of Section 409A. If any amendment to the Plan or any provision of an Award would cause the Participant to be subject to a tax penalty under Section 409A of the Code, such amendment or provision shall be deemed modified in such manner as to render the Plan or Award exempt from, or compliant with, the requirements of Section 409A and to effectuate as nearly as possible the original intention of the Board.

SECTION XIII.

GENERAL PROVISIONS

13.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.

13.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules; provided that such special rules and provisions of the Award Agreements evidencing such Awards do not cause the Plan or such Awards to be considered to be compensatory arrangements subject to the requirements of Section 409A of the Code in violation of the exemption for foreign arrangements contained in any guidance issued thereunder.

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13.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, Restricted Stock Award or Performance Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.

13.4 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

13.5 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

13.6 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the

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exercise date in the case of a Stock Option and on the vesting date in the case of a Restricted Stock Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.

13.7 Reimbursement of Taxes. The Committee may provide in its discretion that the Company or a Subsidiary may reimburse a Participant for Federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan. In no event shall such reimbursement occur later than the Short-term Deferral Deadline.

13.8 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.

13.9 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

13.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

13.11 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation or put or call right that is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.

13.12 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

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Supplement A to Plan

CHIQUITA BRANDS INTERNATIONAL, INC.

ANNUAL BONUS PROGRAM

SECTION A-1

GENERAL

Chiquita Brands International, Inc. (the “Company”) maintains the Chiquita Stock and Incentive Plan (the “Plan”) which provides, inter alia, for certain incentive compensation to Employees of the Company and its Subsidiaries. This Chiquita Annual Bonus Program (the “Program”) is established under Section IX of the Plan and is subject to all of the terms, conditions and limitations of the Plan, which shall be considered a part hereof. Capitalized terms in this Program not defined herein shall have the meanings given in the Plan.

SECTION A-2

BONUS AWARDS

A-2.1. Designation. The Committee, from time to time in its discretion, may designate those Employees who will have an opportunity to receive Bonus Awards under this Program for any Performance Period, together with the applicable performance goals established in accordance with Section A-2.3 for the Performance Period, and the amounts to be distributable in accordance with Section A-3 at levels of achievement of the performance goals. Any Bonus Award, or portion thereof, designated as intended to be Performance-Based Compensation shall comply with the requirements of this Section A-2 to the extent such compliance is determined by the Committee to be required for the award to be treated as Performance-Based Compensation.

A-2.2. Award Limit. No more than $5,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Bonus Award(s), or portions(s) thereof, intended to be Performance-Based Compensation that are granted to any one individual during any one calendar-year period.

A-2.3. Performance Goals. For any Bonus Award, or portion thereof, that is designated as intended to be Performance-Based Compensation:

(a)	The performance goals established for the Performance Period shall be objective (as that term is described in the Treasury Regulations under Code Section 162(m)).

(b)	The performance goals used by the Committee shall be based on one or more of the Performance Measures set forth in Section 2.30 of the Plan.

(c)

The Committee, in its discretion, may provide that receipt of a specified level of payment or distribution of a Bonus Award is contingent on achievement of performance goals satisfying paragraph (b) above, with

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such level subject to reduction unless other performance goals not set forth in paragraph (b) above also are satisfied.

Any Bonus Award, or portion thereof, not intended to be Performance-Based Compensation may be conditioned on such designated performance goals, factors or criteria as the Committee shall determine.

A-2.4. Attainment of Performance Goals. Subject to Section A-2.5, a Participant otherwise entitled to receive a Bonus Award, or portion thereof, that is designated as intended to be Performance-Based Compensation shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section A-2.4, such exercise of discretion may not result in an increase in the amount of the Award.

A-2.5. Exceptions to Performance Goal Requirement. If a Participant is not employed by the Company or a Subsidiary on the last day of the Performance Period, the Participant shall not be entitled to any Bonus Award for that period; provided, however, that if a Participant’s Separation from Service is for any reason other than Cause, the Participant’s Bonus Award shall be determined in accordance with the terms of the Program as though the Participant had been employed on the last day of the Performance Period, with such amount distributable at the time distributable to other Participants who are actively employed, but subject to such reduction as the Committee, in its absolute discretion, determines to be appropriate.

SECTION A-3

DISTRIBUTIONS

Subject to Section A-2.4, a Participant’s Bonus Award shall be distributed to the Participant in cash or in Shares at such time and in such form as is determined by the Committee, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer payment of a Bonus Award to a date or dates after such time if the terms of the Bonus Award and any deferral election comply with the requirements of Section 409A of the Code; and further provided that, to the extent that distribution is made in Shares of Common Stock, the Shares shall be subject to such vesting or other restrictions as the Committee may establish.

SECTION A-4

OPERATION AND ADMINISTRATION

A-4.1. Effective Date. The “Effective Date” of this Program shall be April 3, 2003.

A-4.2. Benefits May Not Be Assigned. The interests of a Participant under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary. The Participant’s rights under the Program

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are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

A-4.3. Benefits Under Other Plans. Amounts distributable to any Participant under the Program shall not be taken into account for purposes of determining the benefits under any plan that is intended to be qualified under Section 401(a) of the Code and any other plan or arrangement maintained by the Company or any Subsidiary, except as otherwise provided to the contrary by the Committee or in such other plan or arrangement.

SECTION A-5

COMMITTEE

The Committee’s administration of the Program shall be subject to the provisions of the Plan and the requirements of Code Section 162(m). Subject to the foregoing:

(a)	The Committee will have the authority and discretion to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make all other determinations that may be necessary or advisable for the administration of the Program.

(b)	Any interpretation of the Program by the Committee and any decision made by it under the Program is final and binding on all persons.

SECTION A-6

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Program, provided that, without the consent of an affected Participant or beneficiary, no amendment or termination may materially adversely affect the rights of such Participant or beneficiary under the Program with respect to Performance Periods that have ended prior to the date on which such amendment or termination is adopted by the Board.

SECTION A-7

DEFINED TERMS

In addition to the other definitions contained herein and in the Plan, the following definitions shall apply:

(a)	Bonus Award. The term “Bonus Award” means an award determined in accordance with Section A-2 and distributable in accordance with Section A-3.

(b)	Participant. The term “Participant” means an Employee who has been selected by the Committee to participate in this Program.

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(c)	Performance Period. The term “Performance Period” means any calendar year after 2003, or such other period beginning after December 31, 2003 that is established by the Committee as a Performance Period for this Program.

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Supplement B to Plan

CHIQUITA BRANDS INTERNATIONAL, INC.

LONG-TERM INCENTIVE PROGRAM

SECTION B-1

GENERAL

Chiquita Brands International, Inc. (the “Company”) maintains the Chiquita Stock and Incentive Plan (the “Plan”) which provides, inter alia, for certain incentive compensation to Employees of the Company and its Subsidiaries. This Chiquita Long-Term Incentive Program (the “Program”) is established under Section IX of the Plan and is subject to all the terms, conditions and limitations of the Plan, which shall be considered a part hereof. Capitalized terms in this Program not defined herein shall have the meanings given in the Plan.

SECTION B-2

LONG-TERM INCENTIVE AWARDS

B-2.1. Designation. The Committee, from time to time in its discretion, may designate those Employees who will have an opportunity to receive Long-Term Incentive Awards under this Program for any Performance Period, together with the applicable performance goals established in accordance with Section B-2.3 for the Performance Period, and the amounts to be distributable in accordance with Section B-3 at levels of achievement of the performance goals. Any Long-Term Incentive Award, or portion thereof, designated as intended to be Performance-Based Compensation shall comply with the requirements of this Section B-2 to the extent such compliance is determined by the Committee to be required for the award to be treated as Performance-Based Compensation.

B-2.2. Award Limit. Long-Term Incentive Award(s), or portion(s) thereof, intended to be Performance-Based Compensation that are granted to any one individual during any one calendar-year period shall be subject to the limitations set forth in Section 4.2 of the Plan.

B-2.3. Performance Goals. For any Long-Term Incentive Award, or portion thereof, that is designated as intended to be Performance-Based Compensation:

(a)	The performance goals established for the Performance Period shall be objective (as that term is described in the Treasury Regulations under Code Section 162(m)).

(b)	The performance goals used by the Committee shall be based on one or more of the Performance Measures set forth in Section 2.30 of the Plan.

(c)	The Committee, in its discretion, may provide that receipt of a specified level of payment or distribution of a Long-Term Incentive Award is

27

contingent on achievement of performance goals satisfying paragraph (b) above, with such level subject to reduction unless other performance goals not set forth in paragraph (b) above are also satisfied.

Any Long-Term Incentive Award, or portion thereof, not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors or criteria as the Committee shall determine.

B-2.4. Attainment of Performance Goals. Subject to Section B-2.5, a Participant otherwise entitled to receive a Long-Term Incentive Award, or portion thereof, that is designated as intended to be Performance-Based Compensation shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section B-2.4, such exercise of discretion may not result in an increase in the amount of the Award.

B-2.5. Exceptions to Performance Goal Requirement. If a Participant is not employed by the Company or a Subsidiary on the last day of the Performance Period, the Participant shall not be entitled to any Long-Term Incentive Award for that period; provided, however, that if a Participant’s Separation from Service is for any reason other than Cause and as of such date of separation the performance goals, factors or criteria on which payment of the Award are conditioned (other than any Passage of Time Criteria) cause the Award to be continue to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code), the Participant’s Long-Term Incentive Award shall be determined in accordance with the terms of the Program as though the Participant had been employed on the last day of the Performance Period, with such amount distributable at the time distributable to other Participants who are actively employed, and subject to such reduction as the Committee, in its absolute discretion, determines to be appropriate.

SECTION B-3

DISTRIBUTIONS

Subject to Section B-2.4, a Participant’s Long-Term Incentive Award shall be distributed to the Participant in cash or in Shares at such time and in such form as is determined by the Committee, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer payment of the Long-Term Incentive Award to a date or dates after such time if the terms of the Long-Term Incentive Award and any deferral election comply with the requirements of Section 409A of the Code; and further provided that, to the extent that distribution is made in Shares of Common Stock, the Shares shall be subject to such vesting or other restrictions as the Committee may establish.

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SECTION B-4

OPERATION AND ADMINISTRATION

B-4.1. Effective Date. The “Effective Date” of this Program shall be April 3, 2003.

B-4-2. Benefits May Not Be Assigned. The interests of a Participant under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary. The Participant’s rights under the Program are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

B-4-3. Benefits Under Other Plans. Amounts distributable to any Participant under the Program shall not be taken into account for purposes of determining the benefits under any plan that is intended to be qualified under Section 401(a) of the Code and any other plan or arrangement maintained by the Company or any Subsidiary, except as otherwise provided to the contrary by the Committee or in such other plan or arrangement.

SECTION B-5

COMMITTEE

The Committee’s administration of the Program shall be subject to the provisions of the Plan and the requirements of Code Section 162(m). Subject to the foregoing:

(a)	The Committee will have the authority and discretion to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make all other determinations that may be necessary or advisable for the administration of the Program.

(b)	Any interpretation of the Program by the Committee and any decision made by it under the Program is final and binding on all persons.

SECTION B-6

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Program, provided that, without the consent of an affected Participant or beneficiary, no amendment or termination may materially adversely affect the rights of such Participant or beneficiary under the Program with respect to Performance Periods that have ended prior to the date on which such amendment or termination is adopted by the Board.

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SECTION B-7

DEFINED TERMS

In addition to the other definitions contained herein and in the Plan, the following definitions shall apply:

(a)	Long-Term Incentive Award. The term “Long-Term Incentive Award” means an award determined in accordance with Section B-2 and distributable in accordance with Section B-3.

(b)	Participant. The term “Participant” means an Employee who has been selected by the Committee to participate in this Program.

(c)	Performance Period. The term “Performance Period” means any period beginning after December 31, 2003 that is established by the Committee as a Performance Period for this Program.

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CHIQUITA BRANDS INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 25, 2006

10:00 a.m. Eastern Daylight Time

Hilton Cincinnati Netherland Plaza

35 West Fifth Street

Cincinnati, Ohio 45202

Chiquita Brands International, Inc.	proxy
250 East Fifth Street
Cincinnati, OH 45202

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Thursday, May 25, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

This proxy is solicited on behalf of the Board of Directors of Chiquita Brands International, Inc.

The undersigned hereby appoints Fernando Aguirre and Robert W. Olson, or either of them, proxies of the undersigned, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of Common Stock, par value $.01 per share, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. to be held May 25, 2006 at 10:00 a.m., or any adjournment of such meeting.

See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 a.m. Eastern Time on Thursday, May 25, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cqb/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 a.m. Eastern Time on Thursday, May 25, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Chiquita Brands International, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors recommends a Vote “FOR” the following:

1. Election of nine directors	01 Fernando Aguirre 02 Morten Arntzen 03 Jeffrey D. Benjamin 04 Robert W. Fisher 05 Clare M. Hasler	06 Roderick M. Hills 07 Durk I. Jager 08 Jaime Serra 09 Steven P. Stanbrook	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approve amendment to the Chiquita Stock and Incentive Plan to increase the number of shares of Common Stock, $.01 par value, subject to the plan by 3,500,000 from 5,925,926 to 9,425,926.			☐	For	☐ Against	☐		Abstain

3. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.			☐	For	☐ Against	☐		Abstain

The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH PROPOSAL.

Date ___________________________________

Signature(s) in Box
Please execute this Proxy as your name(s) appear(s) hereon.
When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary or representative capacity, please set forth the full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.